                                                                   Exhibit 10.17

                               BRICKSTONE SQUARE
                             ANDOVER, MASSACHUSETTS


                                     LEASE



LANDLORD:            ANDOVER MILLS REALTY LIMITED PARTNERSHIP,
                     a Massachusetts Limited Partnership


TENANT:              FTP SOFTWARE, INC., a Massachusetts Corporation


DATE:                October 1, 1993


BUILDING No. 100:    5th Floor


LEASE NO.:           505A

                               TABLE OF CONTENTS


1.   BASIC LEASE PROVISIONS .................................................. 1

2.   CONSTRUCTION OF PREMISES ................................................ 3

3.   POSSESSION AND SURRENDER OF PREMISES .................................... 3

4.   TERM .................................................................... 3

5.   RENT .................................................................... 4

6.   TAXES ................................................................... 4

7.   OPERATING COSTS ......................................................... 5

8.   INSURANCE ............................................................... 5

9.   MONTHLY PAYMENT OF TAXES, OPERATING COSTS AND INSURANCE
     PREMIUMS ................................................................ 7

10.  UTILITIES ............................................................... 7

11.  USE OF PREMISES ......................................................... 8

12.  MAINTENANCE AND REPAIRS ................................................. 9

13.  ALTERATIONS ............................................................ 10

14.  INDEMNITY; SATISFACTION OF REMEDIES .................................... 11

15.  COMMON AREA AND PARKING ................................................ 12

16.  DAMAGE OR DESTRUCTION .................................................. 13

17.  CONDEMNATION ........................................................... 13

18.  ASSIGNMENT AND SUBLETTING .............................................. 14

19.  MORTGAGEE PROTECTION ................................................... 17

20.  ESTOPPEL CERTIFICATES .................................................. 17

21.  DEFAULT ................................................................ 18

22.  REMEDIES FOR DEFAULT ................................................... 18

23.  [SEE EXHIBIT "F" -- BANKRUPTCY AND INSOLVENCY] ......................... 20

24.  GENERAL PROVISIONS ..................................................... 20

25.  HAZARDOUS SUBSTANCES ................................................... 25


                                 EXHIBIT LIST
                                 ------------

"A"         Project Site Plan
"B"         Premises
"C"         Workletter
"D"         Base Rent
"E"         Current Rules and Regulations
"F"         Bankruptcy Provisions
Rider #1    Right of First Offer
Rider #2    Extension Option

                            INDEX TO DEFINED TERMS
                            ----------------------

Term                                  Section                             Page
- ----                                  -------                             ----

Affiliates                            24.18(a)                             13
Alterations                           13                                    5
Bankruptcy Code                       Exhibit "F"
Base Rent                             1.1(e)                                1
Building                              1.1(d)                                1
Common Area                           15                                    6
Condemnation                          17                                    7
Expansion Option                      28.1                           Rider #1
Expansion Space                       28.1                           Rider #1
Guarantor                             1.1(k)                                1
Hazardous Substances                  25                                   13
Landlord's Mortgagee                  19.1                                  8
Landlord's Work                       2                                     2
Laws                                  24.18(b)                             13
Lease Year                            4                                     2
Liabilities                           24.18(c)                             13
Liens                                 13.4                                  5
Maximum Amount                        1.2                         Exhibit "C"
Offer Space                           27                             Rider #1
Operating Costs                       7.1                                   2
Option                                                               Rider #2
Premises                              1.3                                   1
Project                               1.2                                   1
Rent                                  5                                     2
Rent Commencement Date                1.1(a)                                1
Security Deposit                      1.1(g)                                1
Systems and Equipment                 24.18(d)                             13
Superior Leases and Mortgages         24.4                                 11
Taxes                                 6.2                                   2
Tenant's Broker                       1.1(l)                                1
Tenant's Percentage                   1.1(f)                                1
Tenant's Property                     3                                     2
Transfer                              18.1                                  7

                                     LEASE
                                     -----


     THIS INDENTURE OF LEASE, dated as of October 1, 1993, is between ANDOVER HILLS REALTY LIMITED PARTNERSHIP, a Massachusetts Limited Partnership ("Landlord"), and FTP SOFTWARE, INC., a Massachusetts corporation ("Tenant").

     Landlord leases the Premises to Tenant and Tenant leases the Premises from Landlord on the following terms and conditions:

 1.  BASIC LEASE PROVISIONS.
     ----------------------

     1.1  Summary.
          -------

          (a) Rent Commencement Date: Ten (10) days after Landlord's Work is substantially completed, but if Tenant occupies the Premises for the conduct of its business earlier, then the Rent Commencement Date will be the date that Tenant so occupies. Landlord will use all diligent efforts to substantially complete Landlord's Work on or before March 1, 1994.

          (b) Term: Until August 31, 2002, subject to extension as provided in Rider #2 or earlier termination in accordance with this Lease.

          (c) Premises: The fifth (5th) floor of the Building, as shown in Exhibit "B". The Premises have an initial agreed rentable area of 66,286 square feet, which will be increased if more space is leased as described in Rider #1.

          (d)  Building:  Building 100 as shown in Exhibit "A".

          (e)  Base Rent:  (see Exhibit "D").

          (f) Tenant's Percentage: 7.05%, subject to proportional increase if the size of the Premises increases pursuant to this Lease.

          (g) Security Deposit: [an amount equal to two (2) months initial base rent.]

          (h) Use of Premises: As offices and for the packaging, creation and duplication of computer software, light assembly, testing, configuring computer hardware, and training (but no manufacturing).

          (i)  Notice to Tenant Before Possession of Premises:

                    FTP Software
                    Two High Street
                    North Andover, Massachusetts  01845
                    Attn:  Chief Financial Officer

               With a copy to:
               --------------

                    Edward Rosner, Esq.
                    Flott, Rosner and O'Brien
                    919 18th Street
                    Washington, DC  20006

          (j)  Notice to Landlord:

                    c/o Brickstone Properties, Inc.
                    300 Brickstone Square
                    Andover, Massachusetts  01810
                    Attn:  Martin Spagat

               With a copy to:
               --------------

                    c/o U.S. Managers Realty, Inc.
                    433 North Camden Drive
                    Suite 960
                    Beverly Hills, CA  90210
                    Attn:  John G. Baker, Esq.

          (k)  Guarantor:  N/A.

          (l)  Tenant's Broker:  John C. Cissel/F.R. Partnership.

          (m)  Certain Other Defined Terms:  [See Section 24.18]

     If there is a conflict between this summary and the rest of this Lease, the rest of this Lease will control.

     1.2  Project.  Exhibit "A" is the general site plan of the principal
          -------
buildings, improvements and areas that are now part of the project commonly known as Brickstone Square, Andover, Massachusetts (the "Project"). Landlord reserves the right to change the Project from time to time.

     1.3  Description of Premises.  Landlord reserves the space above hung
          -----------------------
ceilings, below the floor and within the walls of the Premises, and the right to install, relocate, remove, use, maintain, repair and replace Systems and Equipment within or serving the Premises or other parts of the Buildings or the Project. To the extent that it does not interfere with or damage Landlord's Work and/or existing Systems and Equipment or the rest of the Building or the use and occupancy of any other tenant, Tenant, at its cost, may install wiring for its computers and equipment above hung ceilings and within the interior walls of the Premises, provided that Tenant otherwise complies with the rest of this Lease and that Landlord will have no obligations or Liabilities in connection therewith. Tenant will indemnify and hold Landlord harmless from Liabilities in connection with this wiring and installation, maintenance and removal. Tenant will maintain the wiring and, at Landlord's request, will remove the wiring and repair any damage on the expiration or earlier termination of this Lease.

 2.  CONSTRUCTION OF PREMISES.
     ------------------------

     Landlord will perform "Landlord's Work" and Tenant will perform "Tenant's Work" (if any) as described in the Workletter attached as Exhibit "C" to prepare the Premises for Tenant's initial occupancy. Landlord's Work will be deemed substantially completed even if Landlord has not completed "punch list" or other minor items, as long as Landlord agrees to complete these items. Tenant's final punch list will be submitted to Landlord within thirty (30) days after Landlord notifies Tenant that Landlord's Work is substantially completed. At Landlord's option, certification by Landlord's architect of the substantial completion of Landlord's Work or the issuance of a temporary or final certificate of occupancy will be binding on the parties as to the date of substantial completion. Notwithstanding the foregoing, Landlord's Work will not be deemed substantially complete if any uncompleted item of Landlord's Work renders the Premises untenantable.

 3.  POSSESSION AND SURRENDER OF PREMISES.
     ------------------------------------

     When this Lease terminates, Tenant will remove all of its signs, movable trade fixtures and equipment, inventory and other personal property ("Tenant's Property"). Tenant's Property remaining after termination will be deemed abandoned and Landlord may keep, sell, destroy or dispose of it without any Liabilities to Tenant. Tenant will repair all damage and surrender the Premises broom clean and in good order, condition and repair, and otherwise in the same condition as on the Rent Commencement Date, normal wear and tear excepted.

 4.  TERM.
     ----

     The Lease term begins on the date of this Lease and ends August 31, 2002, unless terminated earlier in accordance with this Lease or extended per Rider #2. A "Lease Year" is a period of twelve (12) consecutive calendar months during the Lease term, starting with the Rent Commencement Date. However, the first Lease Year is the first twelve (12) full calendar months plus the partial month (if any) after the Rent Commencement Date if the Rent

Commencement Date is not the first day of the month, and the last Lease Year may be less than twelve (12) months if the Lease is terminated early.

 5.  RENT.
     ----

     Tenant will pay the annual base rent as shown in Exhibit "D" in equal monthly installments in advance beginning on the Rent Commencement Date and thereafter on the first day of each month during the term, prorated for any portion of a month. The term "rent" includes base rent, additional rent and all other amounts to be paid by Tenant under this Lease, whether or not specifically described as rent. All rent due under this Lease will be paid without demand, deduction, counterclaim or offset of any type in lawful U.S. legal tender at 433 North Camden Drive, Suite 960, Beverly Hills, California 90210, Attn:
Accounting Dept., or to such other person or place as Landlord may from time to time designate by written notice pursuant to this Lease. Tenant will pay the first month's base rent when it executes this Lease.

 6.  TAXES.
     -----

     6.1  Definition of Taxes.  "Taxes" means all taxes, assessments, and other
          -------------------
governmental or quasi-governmental levies, charges and fees imposed against, for or in connection with all or any portion of: the Project; the use, ownership, leasing, occupancy, operation, management, repair, maintenance, demolition or improvement of the Project; Landlord's right to receive, or the receipt of, rent, profit or income from the Project; improvements, utilities and services, whether because of special assessment districts or otherwise; the value of Landlord's interest in the Project; a reassessment due to any change in ownership or other transfer of all or any portion of the Project; and fixtures, equipment and other real or personal property used by Landlord in connection with the Project. Taxes also include, without limitation, license fees, sale, use, capital and value-added taxes, penalties, interest and costs incurred in contesting taxes, and any governmental or quasi-governmental charges or taxes in addition to, in substitution or in lieu of, partially or totally, any taxes or charges previously included within this definition, including taxes or governmental or quasi-governmental charges completely unforeseen by the parties and collected from whatever source. Taxes do not include: Landlord's federal,
                                     --------------------
state or municipal net income, franchise, excise, inheritance, gift or estate taxes.

     6.2  Payment of Taxes.  Subject to Article 9, as of the Rent Commencement
          ----------------
Date Tenant will pay its Tenant's Percentage of all Taxes directly to Landlord as additional rent within ten (10) days after receipt of Landlord's bill.

     6.3  Tenant's Taxes.  Tenant will pay before delinquency all taxes,
          --------------
assessments, license fees and charges levied, assessed or imposed on Tenant, Tenant's business operations and Tenant's Property.

 7.  OPERATING COSTS.
     ---------------

     7.1  Definition of Operating Costs.  "Operating Costs" are all costs and
          -----------------------------
expenses incurred in connection with the Project and its ownership, operation, management, maintenance, repair, replacement and improvement, including, without limitation, costs for: services, costs and utilities not otherwise directly paid or reimbursed by tenants; materials, supplies and equipment; deductibles under Landlord's insurance policies; wages and payroll, including bonuses, (all of which, for existing employees, will not increase by more than ten percent (10%) per annum, cumulative, and, for employees subsequently hired, will not increase by more than ten percent (10%) per annum, cumulative, over their initial wages and payroll, including bonuses); fringe benefits, workers compensation and payroll taxes; professional and consulting fees; management fees at prevailing rates or, if no managing agent is retained, an amount in lieu thereof not in excess of prevailing rates; complying with any laws and insurance requirements; "environmental audits" deemed necessary by Landlord (but no more than once per year); and the Common Area (including the parking area).  Operating Costs do not
                                                          ----------------------
include:  Taxes, depreciation of the Project structures and improvements;
- -------
Landlord's loan or ground lease payments; brokerage commissions; marketing costs; legal fees and costs to enforce any leases; and costs to construct new leasable area in the Project. If Landlord in the future leases space to other tenants on a gross rather than net basis, Operating Costs will not thereby be increased over what they would have been if Landlord had leased on a net basis.

     7.2  Payment of Operating Costs.  Subject to Article 9, as of the Rent
          --------------------------
Commencement Date Tenant will pay its Tenant's Percentage of Operating Costs described in Section 7.1, both as additional rent within fifteen (15) days after receipt of Landlord's bill.

     7.3  Building Operating Costs.  From time to time, Landlord may determine
          ------------------------
that certain costs otherwise included within the definition of Operating Costs more properly relate only or primarily to the Building (as a hypothetical example, elevator maintenance). If Landlord so elects, these costs will be deducted from Operating Costs and allocated only to tenants of the Building, Tenant's share of these costs will be calculated by dividing Tenant's rentable square footage by the rentable square footage [***] in the Building, and Tenant will pay its share of these costs in the manner described in Section 7.2.

 8.  INSURANCE.
     ---------

     8.1  Tenant's Insurance.
          ------------------

          (a)  Tenant will maintain during the term:

               (i) Comprehensive general public liability insurance (Broad Form CGL), with contractual liability, cross-liability and fire legal liability endorsements, protecting against all claims and liabilities for personal, bodily and other injuries, death and property damage including, without limitation, broad form property damage insurance, automobile and personal injury coverage. This insurance also will insure Tenant's indemnities pursuant to this Lease. The amount of this insurance will not be less than $5,000,000.00 combined single limit for each occurrence.

               (ii) "All risk" casualty insurance, covering all of the Tenant's Work, Tenant's Property and all Alterations made by or for the benefit of Tenant. This insurance will be for full replacement value.

               (iii) [INTENTIONALLY OMITTED]

               (iv) Worker's compensation insurance in statutory limits, and employer's liability insurance of not less than $1,000,000.00.

               (v) Builder's risk insurance (completed value form) for work required of or permitted to be made by Tenant. The amount of this insurance will be reasonably satisfactory to Landlord and must be obtained before any work is begun.

          (b) All policies of insurance carried by Tenant must: name Landlord and its designees as additional insureds; contain a waiver by the insurer of any right to subrogation against Landlord and its Affiliates; be from insurers acceptable to Landlord; and state that the insurers will not cancel, fail to renew or modify the coverage without first giving Landlord and any other additional insureds at least thirty (30) days prior written notice.

          (c) Tenant will supply copies of each paid-up policy or a certificate from the insurer certifying that the policy has been issued and complies with all of the terms of this Article. The policies or certificates will be delivered to Landlord within thirty (30) days after this Lease is signed and renewals provided not less than thirty (30) days before the expiration of the coverage. Landlord always may inspect and copy any of the policies. Tenant waives any right to recover against Landlord for Liabilities in connection with any type of cause or peril which is supposed to be insured against under the insurance policies required to be maintained by Tenant.

     8.2  Landlord's Insurance; Payment; and Waiver of Subrogation.
          --------------------------------------------------------

          (a) Landlord will maintain casualty, liability and other insurance policies in such amounts, with such deductibles and providing protection against such perils as Landlord determines to be necessary in its sole discretion (which may include, without limitation, rental loss insurance policies). All losses on all policies maintained pursuant to this Article will be settled in Landlord's name (or as otherwise designated by Landlord) and proceeds will belong and be paid to Landlord. Landlord makes no representations or warranties as to the adequacy of any insurance to protect Landlord's or Tenant's interests. Landlord's insurance policies will contain waivers of subrogation.

          (b) Subject to Article 9, Tenant will pay directly to Landlord as additional rent Tenant's Percentage of the cost of all premiums for Landlord's insurance for the Project within fifteen (15) days after receipt of Landlord's bill.

          (c) Tenant and its Affiliates will not undertake, fail to undertake or permit any acts or omissions which will in any way increase the cost of, violate, void or make voidable all or any portion of any insurance policies maintained by Landlord, unless Landlord gives its specific written consent and Tenant pays all increased costs directly to Landlord on demand.

9.   MONTHLY PAYMENT OF TAXES, OPERATING COSTS AND INSURANCE PREMIUMS.
     ----------------------------------------------------------------

     At any time and from time to time, and subject to later change, Landlord may elect to have Tenant pay Tenant's share of Taxes, Operating Costs and Landlord's insurance premiums (or any of them) in monthly installments, in advance on the first of each month, based on amounts estimated by Landlord (as revised from time to time). If these estimated monthly payments are required, after the end of each tax fiscal year, Lease Year or other relevant periods selected by Landlord, Landlord will deliver to Tenant a statement of the actual amounts due for the period. Any additional amounts due from Tenant will be payable as additional rent within fifteen (15) days after receipt of Landlord's statement, and any overpayment by Tenant will be refunded by Landlord or deducted from the next monthly installments due for that particular payment category. Quarterly, or less frequently, Landlord may deliver a bill to Tenant for Tenant's share of Taxes, Operating Costs or insurance premiums, and Tenant will pay the amount due to Landlord as additional rent within fifteen (15) days (ten (10) days for Taxes) after receipt of Landlord's bill. Tenant will receive a credit for any estimated monthly payments already paid by Tenant for the period covered by that bill.

10.  UTILITIES.
     ---------

     Landlord will be solely responsible for bringing utility services to the Premises to the extent now existing and/or as provided as part of Landlord's Work in Exhibit "C". Tenant will pay when due to the furnishing parties all fees and costs for utility services, and meters and equipment (to the extent not supplied as part of Landlord's Work), furnished to the Premises, including, without limitation, telephone, electricity, HVAC, sewer, water and gas (if furnished). If utilities and services for the Premises are not separately metered or charged, Tenant will pay its share (as reasonably determined by Landlord) of such costs directly to

Landlord as additional rent, either monthly when base rent is due, or within fifteen (15) days after receipt of Landlord's bill, at Landlord's option. Landlord is not responsible for any Liabilities incurred by Tenant or Tenant's Affiliates nor may Tenant abate rent, terminate this Lease or pursue any other right or remedy against Landlord or Landlord's Affiliates, as a result of any termination or malfunction of any utilities or utility systems.

11.  USE OF PREMISES.
     ---------------

     Tenant will use the Premises for the purposes described in Section 1.1(h), but for no other purpose. Tenant will:

          (a) Operate its business in an attractive and first class manner. Tenant will not permit any objectionable or unreasonable noises, vibrations, odors or fumes in or to emanate from the Premises, nor commit or permit any waste, improper, immoral or offensive use of the Premises, any public or private nuisance or anything that disturbs the quiet enjoyment of the other tenants, licensees, occupants or customers of the Project. All deliveries and pickups must be conducted at times and in the manner reasonably prescribed by Landlord. All trash and waste products must be stored, discharged, processed and removed in the manner prescribed by Landlord, and so as not to be visible to other tenants or create any health or fire hazard.

          (b) Install only window coverings and treatments approved by Landlord and, once installed, keep them sufficiently closed to shield from outside view any machinery or other equipment that Landlord determines is unsightly or inconsistent with that portion of the Project. Tenant will vent only through louvres in the windows of the Premises, but Tenant may not detach those louvres.

          (c) Not permit any coin or token operated vending, video, pinball, gaming or other mechanical devices on the Premises, except solely for use by Tenant's employees; conduct retail sales to walk-in customers (other than occasional sales); permit governmental or quasi-governmental agencies to occupy the Premises; use of the Premises as doctors' offices, a school or educational institution (but training for customers and/or Tenant's personnel in the use of Tenant's software will be permitted), living or sleeping quarters; store, sell or distribute obscene, lewd or pornographic materials or engage in related businesses in or from the Premises; or conduct any auction, distress, fire, bankruptcy or going-out-of-business sale.

          (d) Comply with: Laws and insurance requirements affecting the Premises, the Project or any use and occupancy thereof by Tenant or its Affiliates (including, without limitation, making required improvements to the Premises); and Landlord's rules and regulations from time to time. Tenant will, at is expense, obtain and maintain all licenses, approvals and variances necessary to conduct its business and occupy the Premises, but none of those licenses, permits or variances will be binding on or in any way affect or restrict Landlord, any other tenants in the Project or the Project itself.

          (e) If it wishes, install signs or lettering on the entry doors to the Premises and on a monument sign to be specified by Landlord, which will include other tenant names, identifying its tenancy in the manner customary to first-class office buildings. Tenant will conform to standards established by Landlord from time to time for the above signs and lettering and submit for Landlord's prior approval a plan or sketch of the Tenant's proposed sign or lettering, and provided that Tenant's signs and lettering so conform, Landlord's consent will not be unreasonably withheld. All other signs, lettering, awnings, canopies or other decorations require Landlord's prior approval.

          (f) Not use any advertising or other media or other device which can be heard or experienced outside the Premises (except as permitted in subparagraph (e) above), including without limitation, lights or audio or visual devices. Tenant will not distribute handbills or advertising, promotional or other materials anywhere in the Project or solicit business in the Project other than within its own Premises.

12.  MAINTENANCE AND REPAIRS.
     -----------------------

     12.1 Landlord's Obligations.  Landlord will repair and maintain the roof
          ----------------------
and the structural portions of the floor and load-bearing walls of the Premises (but not the interior surfaces), the plumbing Systems and Equipment up to and including the main vertical risers, the sanitary sewer and chilled water lines outside of the footprint of the Premises, and the electrical Systems and Equipment up to the buss duct tap. Landlord also will manage the cleaning, landscaping and snowplowing of the Common Areas. However, Tenant will be responsible for all repairs and maintenance resulting from Tenant's Alterations or the negligent or intentional acts or omissions of Tenant or its Affiliates. Landlord will make its repairs within a reasonable time following Tenant's notification that the repairs are required. Landlord's obligations are subject to the provisions of Articles 16 or 17 and the rest of this Lease.

     12.2 Tenant's Obligations.  Except for Landlord's obligations in Section
          --------------------
12.1 and as set forth immediately below, Tenant will maintain and repair the Premises and the Systems and Equipment serving the Premises in a first-class manner (including replacement thereof if and when necessary), and keep the Premises in good order and condition, including, without limitation, Tenant's Property, all doors, windows, window treatments, wall coverings, floor coverings, non-structural portions of the ceiling, floor and walls, and Tenant's Alterations (unless otherwise requested by Landlord). Subject to Landlord's prior consent, which will not be unreasonably withheld, Tenant may select a cleaning company of its choice to clean the Premises at Tenant's sole cost.

13.  ALTERATIONS.
     -----------

     13.1 Landlord's Consent.  "Alterations" means Tenant's alterations,
          ------------------
additions, improvements, remodeling, repainting, or other changes. Tenant may make nonstructural Alterations to the interior of the Premises without
                                                               -------
Landlord's consent as long as the Alterations do not: affect the windows, the exterior of the Building, or any portion of the Building or the rest of the Project outside of the Premises; affect the strength, structural integrity or load-bearing capacity of any portion of the Building; affect the Systems and Equipment in the Premises or the rest of the Building or increase Tenant's usage; or, in Landlord's reasonable judgment, cost more than a total of Sixty Thousand and no/100 Dollars ($60,000.00) in any Lease Year when combined with the cost of other Alterations made in that Lease Year. All other Alterations require Landlord's prior written consent. Whether or not Landlord's consent is required, Alterations are subject to the rest of this Article.

     13.2 Notice.  Tenant will notify Landlord not less than fifteen (15) days
          ------
before beginning any Alterations (but no notice will be required for moveable, unattached partitions and work stations). Together with Tenant's notice, Tenant will give Landlord copies of the necessary permits and approvals and, if Landlord deems it necessary, plans and specifications for the Alterations (but not for minor, non-structural Alterations such as wall coverings, built-in cabinetry, and painting). Landlord's review or approval lf Tenant's plans and specifications is solely for Landlord's benefit and will not be considered a representation or warranty to Tenant as to safety, adequacy, efficiency, compliance with Laws or any other matter, or a waiver of any of Tenant's obligations. Except for items of Tenant's Property, all Alterations will be deemed Landlord's property and part of the realty, and will be surrendered with the Premises at the end of this Lease, unless otherwise required by Landlord.

     13.3 Compliance with Laws.  Alterations will comply in all respects with
          --------------------
this Lease and applicable Laws and insurance requirements. Alterations will be done in a first-class manner, using first quality materials, and so as not to interfere in any way with Landlord or any other tenant in the Project, cause labor disputes, disharmony or delay, or impose any Liabilities on Landlord. Alterations will be performed only by experienced, licensed and bonded contractors and subcontractors approved in writing by Landlord, which approval will not be unreasonably withheld. At Landlord's request, Tenant will cause its contractors and subcontractors to carry worker's compensation insurance.

     13.4 Liens.  Tenant will pay when due all claims for labor, materials and
          -----
services claimed to be furnished for Tenant or Tenant's Affiliates or for their benefit and keep the Premises and the Project free from all liens, security interests and encumbrances ("Liens"). Tenant will indemnify Landlord for, and hold Landlord harmless from, all Liens, the removal of all Liens and any related actions or proceedings, and all Liabilities incurred by Landlord in connection therewith. NOTICE IS HEREBY GIVEN TO ALL PERSONS FURNISHING LABOR OR MATERIALS TO TENANT THAT NO MECHANICS', MATERIALMENS'

OR OTHER LIENS SOUGHT ON THE PREMISES WILL IN ANY MANNER AFFECT LANDLORD'S RIGHT, TITLE OR INTEREST.

     13.5 Satellite Dish.  Subject to the following and the rest of this Article
          --------------
and this Lease, Tenant may install a satellite dish no larger than three feet (3') in diameter in a location specified by Landlord. Tenant will be responsible for all Liabilities in connection with this satellite dish and associated equipment, including, without limitation, installation, removal, operation, maintenance, insurance, taxes and other costs and fees. Tenant also will be solely responsible for securing all federal, state and local permits in connection with the installation and operation of this satellite dish prior to its installation. If this satellite dish is on a roof, Tenant will secure from the membrane roofing manufacturer certification that the installation of this satellite dish is compatible with all design requirements and that this installation will not void the existing roof warranty. This certification must be delivered to Landlord before installation begins. Tenant also will use only a manufacture-authorized roofing contractor for any work that requires the
penetration of the existing membrane roofing system.   Upon the expiration or
earlier termination of this Lease, Tenant, at its expense, will remove the satellite dish and all associated equipment and repair all damage. Notwithstanding anything to the contrary, Landlord will have no Liabilities in connection with this satellite dish and associated equipment, and Tenant will indemnify Landlord for and hold it free and harmless from all Liabilities arising out of or in connection with this satellite dish.

 14. INDEMNITY; SATISFACTION OF REMEDIES.
     -----------------------------------

     14.1 Indemnification.  In addition to any other indemnities in this Lease,
          ---------------
Tenant will indemnify Landlord for and hold Landlord harmless from Liabilities arising from or in connection with: acts or omissions of Tenant or its Affiliates or the conduct of Tenant's business; Tenant's breach of or default under this Lease; and claims by Tenant's Affiliates or other persons if Landlord declines to consent to any act, event or document requiring Landlord's consent under this Lease.

     14.2 Damage to Persons or Property.  Subject to the rest of this Section
          -----------------------------
and the rest of this Lease, Landlord will be liable for damages solely to the extent caused by its own negligence or willful misconduct in breach of this Lease, but Landlord will not be liable for any special, indirect, consequential, punitive or similar damages (including, without limitation, any loss of use or revenue by Tenant or any other person) under any circumstances, or for any Liabilities arising from or in connection with: acts or omissions of Tenant, any other tenants of the Project, any third parties, or their Affiliates, including, without limitation, burglary, vandalism, theft, or criminal or illegal activity; explosion, fire, steam, electricity, water, gas, rain, pollution, contamination, hazardous substances, motor vehicles or any casualties; breakage, leakage, malfunction, obstruction or other defects in Systems and Equipment, or of any services or utilities; any work, demolition, maintenance or repairs permitted under this Lease; any exercise of Landlord's rights under any laws or under this Lease, including any entry by Landlord or its Affiliates on the Premises in accordance with this Lease; or any of the matters described in Section 24.5. Tenant and Tenant's Affiliates assume the risk of all of these Liabilities and waive all claims against Landlord in connection therewith. Tenant also waives any Laws or rights that would permit Tenant to terminate this Lease, perform repairs or maintenance in lieu of Landlord (or on Landlord's behalf), or offset or withhold any amounts due because of damage to or destruction of the Premises, any repairs or maintenance, or for any other reason. Tenant immediately will notify Landlord of any damage or injury to persons or property and any events which could be anticipated to give rise to any of the foregoing Liabilities. This exculpation of Landlord and all of Tenant's waivers in this Lease will apply to all of Tenant's Affiliates to the greatest extent possible. This Section 14.2 is not meant to reduce the extent of Landlord's obligations to repair or rebuild in any particular circumstance as may be required in Section 12.1 and Articles 16 and 17.

     14.3 Satisfaction of Remedies.  Notwithstanding anything in this Lease or
          ------------------------
elsewhere to the contrary: Tenant and its Affiliates will look solely to Landlord's interest in the Project to satisfy any claims, rights or remedies, and Landlord and its Affiliates, at every level of ownership and interest, have no personal or individual liability of any type, whether for breach of this Lease or otherwise, their assets will not be subject to lien or levy of any type, nor will they be named individually in any suits, actions or proceedings of any type.

15.  COMMON AREA AND PARKING.
     -----------------------

     15.1 Common Area.  "Common Area" means all areas and improvements within
          -----------
the Project, as it now exists or as it exists in the future, not held or designated for the exclusive use or occupancy of Landlord, Tenant, or other tenants or prospective tenants. Tenant may use the Common Area on a nonexclusive basis during this Lease. Landlord reserves all rights in connection with the Common Area, including, without limitation, the right to change, relocate, improve or demolish portions, promulgate rules and regulations for its use, limit the use of any portion of the Common Area by Tenant or its Affiliates, and place certain portions of the Common Area off limits to Tenant and its Affiliates, including, without limitation, janitorial, maintenance, equipment and storage areas, and entrances, loading docks, corridors, elevators and parking areas. Except during emergencies or necessary maintenance, repair or construction, Landlord's exercise of these rights will not ever prevent Tenant from having access to the Premises and a loading dock [***], but will not require Landlord to compensate Tenant in any way, result in any liabilities to Landlord, entitle Tenant to abate rent, or reduce Tenant's Lease obligations.

     15.2 Parking.  Tenant may park 199 passenger cars in the areas designated
          -------
by Landlord from time to time for Tenant's parking (Tenant's current areas are shown in Exhibit "A"). If Tenant does not use all of its parking spaces, Landlord may allow others to use those spaces at no charge, subject to Tenant's right to reclaim those spaces when needed. As permitted by Section 15.1, Landlord may: limit access to portions of the parking areas; change signs, lanes and the direction of traffic to parking; allow free parking or parking with a validation, valet, sticker or other system; promulgate rules and regulations; and take any other actions deemed necessary by Landlord.

16.  DAMAGE OR DESTRUCTION.
     ---------------------

     16.1 Repairs.  Subject to the rest of this Article and the rest of this
          -------
Lease, Landlord will repair damage to the Premises caused by casualties insured against under standard "all risk" casualty policies. However, Landlord is not obligated to repair damage for which Tenant or its Affiliates are responsible or for which Landlord has no liability under other provisions of this Lease.
Except as may otherwise be required by then applicable Laws, Landlord will attempt to restore the damaged portions to their prior condition, but Landlord is not required to undertake repairs unless insurance proceeds are available, spend more than the net insurance proceeds it actually receives and is permitted to retain for any repair or replacement, or repair or replace any damage to Tenant's Work, Tenant's Property or any Alterations. Landlord will begin repairs within a reasonable time after receiving notice of the damage, required building permits or licenses and the insurance proceeds payable on account of the damage.

     16.2 Election to Terminate.  Landlord has the option either to repair the
          ---------------------
casualty damage, or terminate this Lease by delivering written notice within sixty (60) days after the damage occurs, if: the damage occurs during the last year of the term; or Tenant is in default; or the repairs would take more than one hundred twenty (120) days to complete or cost more than thirty-five percent (35%) of the cost of Landlord's Work; or the damage was caused primarily by the intentional act or omission of Tenant or its Affiliates; or more than twenty-five percent (25%) of the leasable space in the rest of the Building is damaged.

     16.3 Abatement of Rent.  If the Premises are damaged so as to be
          -----------------
untenantable for more than five (5) consecutive business days and Landlord is required or elects to repair the damage, base rent and Tenant's share of Taxes and Landlord's insurance premiums will abate until Landlord has substantially completed the repairs and given Tenant access to the Premises, or Tenant reoccupies part of the Premises, whichever is earlier. If Tenant continues to occupy or reoccupies the Premises before substantial completion of these repairs but cannot occupy substantially all of the Premises because of these ongoing repairs, base rent and Tenant's share of Taxes and Landlord's insurance premiums will abate in proportion to the degree in which Tenant's use of the Premises is impaired, as reasonably determined by Landlord. Base rent and Tenant's share of Taxes and Landlord's insurance premiums will not be abated if the acts or omissions of Tenant or its Affiliates render Landlord unable to collect the rental loss insurance proceeds that otherwise would have been payable to Landlord. The abatement of base rent and Tenant's share of Taxes and Landlord's insurance premiums described above is Tenant's sole remedy against and compensation from Landlord in connection with any damage, destruction or repairs.

17.  CONDEMNATION.
     ------------

     If all or substantially all of the Premises are condemned, taken or appropriated by any public or quasi-public authority under the power of eminent domain, police power or otherwise, or if there is a sale in lieu thereof ("Condemned"), this Lease will terminate when title or possession is taken by the condemning authority or its designee. If:

          (a) More than twenty-five percent (25%) of the usable area of the Premises is Condemned, either Landlord or Tenant may terminate this Lease when title or possession is taken by the condemning authority or its designee by delivering written notice to the other within fifteen (15) days thereafter. Landlord also may terminate this Lease as provided above if more than twenty-five percent (25%) of any of the leasable area of the rest of the Building is Condemned.

          (b) Part of the Premises is Condemned and this Lease is not terminated, Landlord will make the necessary repairs so that, to the extent reasonably possible, the remaining part of the Premises will be a complete architectural unit. Otherwise, Landlord's restoration will be conducted as described in Section 16.1, except that Landlord will not be required to begin repairs until a reasonable time after it receives any necessary building permits and substantially all of the proceeds of any awards granted for the Condemnation. After the date title or possession is taken by the condemning authority or its designees, base rent and Tenant's share of Taxes and Landlord's insurance premiums will abate in proportion to the area of the Premises Condemned.

All proceeds, income, rent, awards and interest in connection with any Condemnation will belong to Landlord, whether awarded as compensation for diminution of value to the leasehold improvements, or the unexpired portion of this Lease, or otherwise. Tenant waives all claims against Landlord and the condemning authority with respect thereto, but nothing in this Section prevents Tenant from bringing a separate action against the condemning authority for moving costs or for lost goodwill (as long as this separate action does not diminish Landlord's recovery).

18.  ASSIGNMENT AND SUBLETTING.
     -------------------------

     18.1 Landlord's Consent Required.  Tenant will not voluntarily,
          ---------------------------
involuntarily or by operation of any laws sell, convey, mortgage, subject to a security interest, license, assign, sublet or otherwise transfer or encumber all or any part of Tenant's interest in this Lease or the Premises, or allow anyone other than Tenant's employees to occupy the Premises (singularly or collectively, "Transfer"), without Landlord's prior written consent in each instance. Any attempt to do so without this consent will be null and void and a default.

     18.2 Notice.  Tenant will notify Landlord in writing at least forty-five
          ------
(45) days before any proposed or pending Transfer and will deliver to Landlord such information as

Landlord may reasonably request in connection with the proposed or pending Transfer and the proposed Transferee, including, without limitation, a copy of the proposed Transfer documents, financial statements and other financial information about and banking references for the proposed Transferee, and information as to the type of business and business experience of the proposed Transferee. All of this information must be suitably authenticated.

     18.3 Landlord's Right to Terminate.  If Tenant notifies Landlord of a
          -----------------------------
Transfer, or if Landlord becomes aware of a Transfer, Landlord may: consent, withhold consent (subject to 18.4 below); or terminate this Lease on written notice to Tenant if the Transfer is an assignment of the Lease or a sublease of all or substantially all of the Premises. If Tenant proposes a sublease for a term longer than one year that, together with any other subleases, totals more than 13,200 square feet of rentable area, Landlord may terminate the Lease as to the portion of the Premises proposed to be sublet. If Landlord elects to terminate, this Lease (or this Lease as applicable to the portion to be sublet as described above) will terminate on the date set forth in Landlord's termination notice. Nothing in this Section limits Landlord's rights or remedies if Tenant is in default or if the Transfer does not comply with this Article.

     18.4 Reasonable Consent.  If Landlord does not elect (assuming it is
          ------------------
permitted) to terminate this Lease, and if the request for Transfer is given after the end of the first (1st) Lease Year, Landlord will not unreasonably withhold its consent to an assignment or subletting. (For purposes of this Section, an assignment for security purposes and other Transfers will continue to be governed by Section 18.1.) Tenant agrees that the withholding of Landlord's consent will be deemed reasonable if Tenant has breached this Lease or failed to comply with the rest of this Article, or if any of the following conditions are not satisfied:

          (a) The proposed assignee or subtenant will use the Premises strictly in accordance with the terms of this Lease and the business of the proposed assignee or subtenant is consistent with the other uses and the standards of the Project, in Landlord's reasonable judgment.

          (b) The proposed assignee or subtenant is reputable, has a credit rating reasonably acceptable to Landlord, and otherwise has sufficient independent financial capabilities to perform all of its obligations under this Lease or the proposed sublease, in Landlord's reasonable judgment.

          (c) Neither the proposed assignee or subtenant nor its Affiliates is or has been a tenant or occupant or has negotiated for space in the Project or in other projects in Massachusetts owned by Landlord or a partnership or corporation affiliated with Landlord or Niuna-Andover, Inc. or its current shareholders or officers (current projects are located in Cambridge, North Andover, Wakefield and West Newton) within the six (6) month period before the delivery of Tenant's written notice. This Subsection (c) will apply only while North Andover Mills Realty Limited Partnership or an affiliated entity or an entity affiliated with Niuna-Andover, Inc. or its current shareholders or officers owns the Premises.

          (d) Landlord's Mortgagees consent to the assignment or subletting, and a proposed sublease will not result in more than three entities or businesses occupying the Premises.

These conditions are not exclusive and Landlord may consider other factors in determining if it should grant or reasonably withhold its consent.

     18.5 [INTENTIONALLY OMITTED]

     18.6 No Release of Tenant.  Whether or not Landlord consents, no Transfer
          --------------------
will release or alter the primary liability of Tenant to pay rent and perform all of Tenant's other obligations under this Lease. The acceptance of rent by Landlord from any person other than Tenant is not a waiver by Landlord. Consent to one Transfer will not be deemed to be consent to any subsequent Transfer. If any Transferee defaults under this Lease, Landlord may proceed directly against the Transferee and/or against Tenant without proceeding or exhausting its remedies against the other. After any transfer, Landlord may consent to subsequent Transfers of or amendments to this Lease without notifying Tenant or any other person, without obtaining consent thereto, and without relieving Tenant of liability under this Lease (as it may be modified), except that Tenant's aggregate monetary liability under this Lease, as it may be modified, will not be greater than it would have been under this Lease without the modification.

     18.7 Additional Terms.  Tenant will pay Landlord's attorneys' fees and
          ----------------
other costs in connection with any request for Landlord's consent to a Transfer. To be effective all assignments and subleases must always prohibit any further assignment, subleasing or other Transfer and state that they are subject and subordinate to the terms of this Lease. While North Andover Hills Realty or an affiliated entity owns the Project, Tenant and its Affiliates will not, directly or indirectly, take an assignment or sublease from, or otherwise occupy premises leased to, any existing or future tenants (or their assignees, sublessees or successors) of space in the Project or in other projects in Massachusetts owned by Landlord or a partnership or corporation affiliated with Landlord or with Niuna-Andover, Inc. or its current shareholders or officers (current projects are located in Cambridge, Wakefield, North Andover, and West Newton). The surrender of its Lease or its termination will not be a merger, but Landlord will have the right to terminate all subleases and the occupancy rights of all Transferees. Tenant will pay to Landlord as additional rent: fifty percent (50%) of all consideration paid or payable for or by reason of any assignment of this Lease; and, in the case of a sublease, fifty percent (50%) of the amount by which the sublease rent and other consideration paid or payable (less the sublessee's pro-rata payment of real estate taxes and insurance, to the extent paid or payable) exceeds the base rent for the sublease term (pro rated for the square footage subleased). At Landlord's option, Landlord may collect all or any part of this additional rent directly from the payor, and consideration paid or payable will be defined in its broadest sense.

19.  MORTGAGEE PROTECTION.
     --------------------

     19.1 Subordination and Attornment.  This Lease is subordinate to all
          ----------------------------
Superior Leases and Mortgages (defined in Section 24.4), and Tenant will attorn to each person or entity that succeeds to Landlord's interest under this Lease. This Section is self-operative, but if requested to confirm a subordination and/or attornment, Tenant will execute subordination and attornment agreements furnished by Landlord or Landlord's lessor or mortgagee under any of the Superior Leases and Mortgages (a "Landlord's Mortgagee") within ten (10) days after request. However, if Landlord or Landlord's Mortgagee elects in writing, this Lease will be superior to the Superior Leases and Mortgages specified, regardless of the date of recording, and Tenant will execute an agreement confirming this election on request.

     19.2 Mortgagee's Liability.  The obligations and Liabilities of Landlord,
          ---------------------
Landlord's Mortgagees or their successors under this Lease will exist only if and for so long as each of these respective parties owns fee title to the Project or is the lessee under a ground lease of the Project. Tenant will be liable to Landlord's Mortgagees or their successors if any of those parties become the owner of the Project for any base rent paid more than thirty (30) days in advance. Landlord's Mortgagees and their successors will not be liable for: (a) acts or omissions of prior owners; (b) the return of any security deposit not delivered or credited to them (and Landlord agrees to deliver or credit Tenant's unapplied security deposit to Landlord's Mortgagees if they succeed to Landlord's interest under this Lease); or (c) amendments to this Lease made without their consent (if their consent is required under a Superior Lease or Mortgage).

     19.3 Mortgagee's Right to Cure.  No act or omission (if any) which
          -------------------------
otherwise entitles Tenant under the terms of this Lease to be released from any Lease obligations or to terminate this Lease will result in such a release or termination unless Tenant first gives written notice of the act or omission to Landlord and Landlord's Mortgagees and those parties then fail to correct or cure the act or omission within ninety (90) days thereafter. Nothing in this Section or the rest of this Lease obligates Landlord's Mortgagees to correct or cure any act or omission or is meant to imply that Tenant has the right to terminate this Lease or be released from its obligations unless that right is explicitly granted elsewhere in this Lease.

 20. ESTOPPEL CERTIFICATES.
     ---------------------

     Tenant will from time to time, within fifteen (15) days after request by Landlord, execute and deliver an estoppel certificate in form satisfactory to Landlord or its designees which will certify (except as may be noted) such information concerning this Lease or Tenant or it's Affiliates as Landlord or its designees may request. If Tenant fails to execute and deliver estoppel certificates as required, Landlord's representations concerning the matters covered by the estoppel certificate will conclusively be presumed to be correct and binding on Tenant and its Affiliates.

21.  DEFAULT.
     -------

     The occurrence of one or more of the following events will be a default by Tenant under this Lease: (a) the vacating or abandoning of the Premises; (b) the failure to pay rent or any other required amount within seven (7) days after the payment is due; (c) as provided in Articles 23 and 25; (d) a Transfer or attempted Transfer in violation of Article 18; (e) the failure to maintain its required insurance policies; or (f) the failure to observe or perform any other obligation, term or condition within the time period specified in this Lease; if no time period is specified, it will be a default if this failure continues for fifteen (15) days after written notice from Landlord to Tenant, but if more than fifteen (15) days are reasonably required to cure, Tenant will not be in default if Tenant begins to cure within the fifteen (15)-day period and then diligently completes the cure as soon as possible but within sixty (60) days after the notice of default is given.

22.  REMEDIES FOR DEFAULT.
     --------------------

     22.1 General.  If Tenant defaults, Landlord may at any time thereafter,
          -------
with or without notice or demand, do any or all of the following: (a) give Tenant written notice stating that the Lease is terminated, effective on the giving of notice or on a date stated in the notice, as Landlord may elect, in which event this Lease will terminate without further action; (b) with or without process of law or notice, and with or without terminating this Lease, terminate Tenant's right of possession and enter and repossess the Premises either by force or otherwise, and expel Tenant and Tenant's Affiliates, and remove their property and effects, without being guilty of trespass; and (c) pursue any other right or remedy now or hereafter available to Landlord under this Lease or at law or in equity.

     22.2 Tenant's Obligations.  If any default, termination, reentry or
          --------------------
dispossess occurs:

          (a) All rent provided for in this Lease will become due and will be paid to the time the default, termination, reentry or dispossess, together with such costs as Landlord may incur for attorneys' fees and costs, inspection, brokerage fees, putting the Premises in good order, condition and repair and/or for preparing and improving the Premises for re-letting.

          (b) Landlord may, at its sole option, re-let all or any portion of the Premises on terms satisfactory to Landlord in its sole discretion, either in its own name or otherwise, for a term or terms which may, at Landlord's option, be more or less than the balance of the term of this Lease and pursuant to one or more leases, and Landlord may grant concessions, tenant allowances and/or free rent, among other things.

          (c) Subject to Section 22.2(e), wither or not the Premises are re-let, Tenant will pay punctually to Landlord all of the rent and other sums and perform all of Tenant's obligations for the entire Lease term (assuming the original expiration date and any exercised options) in the same manner and at the same time as if this Lease had not been terminated.

          (d) If Landlord re-lets the Premises, Tenant will be entitled to a credit in the net amount of the rent actually received by Landlord from the re-letting, after deducting all expenses described in Sections 22.2(a) and 22.2(f) and the costs of collecting the rent. Rent received by Landlord after re-letting first will be applied against Landlord's expenses as described above until those expenses are recovered. Until recovery of those expenses, Tenant will pay as and when due all amounts it is required to pay under this Lease. Tenant's obligations prior to any re-letting and recovery of expenses will not be diminished even if the re-letting is for a rent higher than the rent hereunder. When and if these expenses have been completely recovered, amounts collected by Landlord from the re-letting that have not previously been applied will be credited against Tenant's obligations when each payment would fall due under this Lease, and only the net amount thereof will be payable by Tenant. Amounts received by Landlord from re-letting for any period will be credited only against obligations of Tenant allocable to that period, and not against Tenant's obligations accruing before or after that period, nor will any credit be given to Tenant for any period after the original expiration date of this Lease.

          (e) At Landlord's option, in lieu of other damages, Landlord may, by written notice to Tenant at any time after Tenant's default, elect to recover, and Tenant will thereupon pay, as liquidated damages, an amount equal to the excess, if any, of: (i) the total rent and other benefits which would have accrued to Landlord under this Lease for the remainder of the Lease term (assuming the original expiration date and any exercised options) if the default had not occurred plus all of the expenses described in Sections 22.2(a) and 22.2(f); less (ii) the value of the cash rental to be paid to Landlord for any lease or leases of the Premises actually executed by Landlord at the time Landlord exercises its option, subject to Subsection (d) above.

          (f) No action of Landlord in connection with any re-letting, or failure to re-let or collect rent under such re-letting, will operate or be construed to release or reduce Tenant's Liabilities hereunder. Without limiting any of the foregoing provisions, and in addition to any other amounts that Tenant is otherwise obligated to pay, Tenant agrees that Landlord may recover from Tenant all costs and expenses, including attorneys' fees and costs, incurred by Landlord in enforcing this Lease from and after Tenant's default.

     22.3 Redemption.  Tenant waives any and all rights of redemption granted by
          ----------
or under any laws if Tenant is evicted or dispossessed for any cause, or if Landlord obtains possession of the Premises by reason of the violation by Tenant of any of the terms, covenants or conditions of this Lease, or otherwise.

     22.4 Performance by Landlord.  If Tenant defaults or fails to perform any
          -----------------------
of its obligations under this Lease, Landlord, without waiving or curing the default or failure, may, but will not be obligated to, perform Tenant's obligations for the account and at the expense of Tenant. Notwithstanding
Section 21(i), in the case of an emergency or to prevent damage or injury or protect health, safety or property, Landlord need not give any notice before performing Tenant's obligations. Tenant will pay on demand all costs and expenses incurred by Landlord in connection with Landlord's performance of Tenant's obligations, and Tenant will indemnify Landlord for and hold Landlord harmless from all liabilities incurred by Landlord in connection therewith.

     22.5 Post-Judgment Interest.  The amount of any judgment obtained by
          ----------------------
Landlord against Tenant in any legal proceeding arising out of Tenant's default under this Lease will bear interest until paid at the Wells Fargo Bank prime rate plus two percent (2%), or the maximum rate permitted by law, whichever is less. Notwithstanding anything to the contrary contained in any Laws, with respect to any damages that are certain or ascertainable by calculation, interest will accrue from the day that the right to the damages vests in Landlord, and in the case of any unliquidated claim, interest will accrue from the day the claim arose.

23.  [SEE EXHIBIT "F" -- BANKRUPTCY AND INSOLVENCY]

24.  GENERAL PROVISIONS.
     ------------------

     24.1 Holding Over.  Tenant will not hold over in the Premises after the end
          ------------
of the Lease term without the express prior written consent of Landlord. Tenant will indemnify Landlord for, and hold Landlord harmless from, any and all Liabilities arising out of or in connection with any holding over, including, without limitation, any claims made by any succeeding tenant and any loss of rent suffered by Landlord. If, despite this express agreement, any tenancy is created by Tenant's holding over, except as specifically set forth in the next sentence the tenancy will be a tenancy at will terminable immediately at Landlord's sole option on written notice to Tenant, but otherwise subject to the terms of this Lease, except that the most recent annual base rent will be doubled. Nothing in this Article or elsewhere in this Lease permits Tenant to hold over or in any way limits Landlord's other rights and remedies in Tenant holds over.

     24.2 Entry By Landlord.  Landlord and its Affiliates at all times have the
          -----------------
right to enter the Premises, and Landlord will retain (or be given by Tenant) keys to unlock all the doors to or within the Premises, excluding doors to Tenant's vaults and files. Landlord and its Affiliates will have the right to use any means necessary to enter the Premises if Landlord believes there is an emergency or that entry is necessary to prevent damage or injury or protect health, safety or property. Such entry to the Premises and the exercise of Landlord's rights will not, under any circumstances, be deemed to be a default, a forcible or unlawful entry into or a detainer of the Premises or an eviction of Tenant from the Premises or any portion thereof, nor will it subject Landlord to any Liabilities or entitle Tenant to any compensation, abatement of rent or other rights and remedies.

     24.3 Brokers.  Tenant represents and warrants that it has had no dealings
          -------
with any agent, broker, finder or other person who is or might be entitled to a commission or other fee from Landlord in connection with this or any related transaction except for Tenant's Broker.

     24.4 Quiet Enjoyment.  So long as Tenant pays all rent and performs its
          ---------------
other obligations as required, Tenant may quietly enjoy the Premises without hindrance or molestation by Landlord or any person lawfully claiming through or under Landlord, subject to the terms of this Lease and the terms of any Superior Leases and Mortgages, and all other agreements or matters of record or to which this Lease is subordinate. As used in this Lease, the term "Superior Leases and Mortgages" means all present and future ground leases, underlying leases, mortgages, deeds of trust or other encumbrances, and all renewals, modifications, consolidations, replacements or extensions thereof and advances made thereunder, affecting all or any portion of the Premises or the Project.

     24.5 Security.  Tenant is solely responsible for providing security for the
          --------
Premises and Tenant's personnel. Without limiting the generality of this Article, Tenant agrees that: (a) Landlord may, but will not be required to, supply security personnel and systems for the Premises, the Common Area or the rest of the Project and remove or restrain unauthorized persons and prevent unauthorized acts; (b) Landlord will incur no Liabilities for failing to provide security personnel or systems or, if provided, for acts, omissions or malfunctions of the security personnel or systems; and (c) Landlord and its Affiliates make no representations or warranties of any kind in connection with the security or safety of the Premises, the Common Area or the rest of the Project.

     24.6 Obligations; Successors; Recordation.  If Tenant consists of more than
          ------------------------------------
one person or entity, the obligations and liabilities of those persons or entities are joint and several. Time is of the essence of this Lease. Subject to the restrictions in Article 18, this Lease inures to the benefit of and binds Landlord, Tenant and their respective Affiliates. Tenant will not record this Lease but Tenant may record a memorandum of this Lease, in form satisfactory to Landlord, to comply with the Massachusetts statutory notice provisions. If this Lease expires or is terminated, this memorandum will be deemed null and void and removed from title, and Tenant will execute and record such documents as may be necessary to accomplish this at Landlord's request, and if Tenant refuses to do so, Landlord may execute and record such documents in Tenant's name or in its own name.

     24.7 Late Charges.  If any rent or other amounts payable by Tenant are not
          ------------
received within five (5) days after the due date, Tenant will pay to Landlord on demand a late charge equal to five percent (5%) of the overdue amount, and if not received within ten (10) days after the due date, the amounts also will bear interest from the due date until paid at the interest rate in Section 22.5. Collection of these late charges and interest will not: be a waiver or cure of Tenant's default or failure to perform; be deemed to be liquidated damages, an invalid penalty or an election of remedies; or prevent Landlord from exercising any other rights and remedies.

     24.8   Accord and Satisfaction. Payment by Tenant or acceptance by Landlord
            -----------------------
of less than the full amount of rent due is not a waiver, but will be deemed to be on account of amounts next due, and no endorsement of statements on any check or any letter accompanying any check or payment will be deemed an accord and satisfaction or binding on Landlord. Landlord may accept the check or payment with prejudice to any of Landlord's rights and remedies, including, without limitation, the right to recover the full amount due.

     24.9   Prior Agreements; Amendments; Waiver.  This Lease is an integrated
            ------------------------------------
document and contains all of the agreements of the parties with respect to any matter covered or mentioned in this Lease, and supersedes all prior agreements or understandings relating to the subject matter herein. this Lease may not be amended except by an agreement in writing signed by the parties. All waivers must be in writing, specify the act or omission waived and be signed by Landlord. No other alleged waivers will be effective, including, without limitation, Landlord's acceptance of rent, collection of a late charge or application of a security deposit. Landlord's waiver of any specific act, omission, term or condition will not be a waiver of any other or subsequent act, omission, term or condition.

     24.10  Representations; Inability to Perform.  Landlord and its
            -------------------------------------
Affiliates have not made, and Tenant is not relying on, any representations or warranties of any kind, express or implied, with respect to the Premises, the Project or this transaction. Landlord will not be in default nor incur any Liabilities if it can't fulfill any of its obligations, or is delayed in doing so, because of accidents, breakage, strike, labor troubles, war, sabotage, governmental regulations or controls, inability to obtain materials or services, acts of God, or any other cause, whether similar or dissimilar, beyond Landlord's reasonable control.

     24.11  Legal Proceedings.  In any action or proceeding involving or
            -----------------
relating in any way to this Lease, the court or other person or entity having jurisdiction in such action or proceeding will award to the party in whose favor judgment is entered the actual attorneys' fees and costs incurred. Tenant also will indemnify Landlord for, and hold Landlord harmless from and against, all Liabilities incurred by Landlord if Landlord becomes or is made a party to any proceeding or action: (a) involving Tenant and any third party, or by or against any person holding any interest under or using the Premises by license of or agreement with Tenant (except and strictly to the extent that Landlord is finally determined to be a joint tortfeasor with Tenant against such third party); or (b) necessary to protect Landlord's interest under this Lease in a proceeding under the Bankruptcy Code. Unless prohibited by law, Tenant waives the right to trial by jury in all actions involving or related to this Lease, the Project or any collateral or subsequent agreements between the parties, and any right to impose a counterclaim in any proceeding brought for possession of the Premises as a result of Tenant's default. Tenant also submits to and agrees not to contest the sole and exclusive jurisdiction of the state and federal courts located in Massachusetts to adjudicate all matters in connection with this Lease or involving Landlord or Landlord's Affiliates in any way, and Tenant agrees that it will bring all suits and actions only in such Massachusetts courts and not to seek a change of venue. Service on any one or more of the individuals comprising Tenant will conclusively be deemed service on all of those individuals. In any circumstance where Tenant is obligated to indemnify or hold harmless Landlord under this Lease, that obligation also will run in favor of Landlord's Affiliates, and will include the obligation to protect Landlord and its Affiliates, and defend them with counsel acceptable to Landlord, and Tenant will pay when due all attorneys' fees and costs. These obligations to indemnify, hold harmless, protect and defend will survive the expiration or termination of this Lease.

     24.12  Ownership; Invalidity; Remedies; Choice of Law.  As used in this
            ----------------------------------------------
Lease, the term "Landlord" means only the current owner or owners of the fee title to the Premises. Upon such conveyance (whether voluntary or involuntary) of fee title, the conveying party will be relieved of all Liabilities and obligations contained in or derived from this Lease or arising out of any act, occurrence or omission occurring after the date of such conveyance. Landlord may Transfer all or any portion of its interests in this Lease, the Premises, or the Project without affecting Tenant's obligations and Liabilities under this Lease. Tenant has no right, title or interest in the name of the Building or the Project, and may use these names only to identify its location. Any provision of this Lease which is invalid, void or illegal will not affect, impair or invalidate any of the other provisions and the other provisions will remain in full force and effect. Landlord's rights and remedies are cumulative and not exclusive. This Lease is governed by the laws of Massachusetts applicable to transactions to be performed wholly therein.

     24.13  Expense; Consent.  Unless otherwise provided in this Lease, a
            ----------------
party's obligation will be performed at that party's sole cost and expense, except when Landlord is performing Tenant's obligations because of Tenant's default or failure to perform or as otherwise permitted in this Lease. Except where it is expressly provided that Landlord will not unreasonably withhold its consent or approval or exercise its judgment reasonably, Landlord may grant or withhold its consent or approval and exercise its judgment arbitrarily and in its sole and absolute discretion and without dispute by Tenant. In any dispute involving Landlord's withholding of consent or exercise of judgment, the sole right and remedy of Tenant and its Affiliates is declaratory relief (i.e., that such consent should be granted where Landlord has agreed not to unreasonably withhold its consent) pursuant to arbitration in Massachusetts conducted by the American Arbitration Association utilizing its expedited arbitration procedures, and Tenant and its Affiliates waive all other rights and remedies, including, without limitation, claims for damages.

     24.14  Presumptions; Exhibits; Submission; Net Lease.  This Lease will
            ---------------------------------------------
be construed without regard to any presumption or other rule requiring construction or interpretation against the party drafting the document. The titles to the Articles and Sections of this Lease are not a part of this Lease and will have no effect on its construction or interpretation. Whenever required by the context of this Lease, the singular includes the plural and the plural includes the singular, and the masculine, feminine and neuter genders each include the others, and the word "person" includes individuals, corporations, partnerships or other entities.
All exhibits and riders attached to this Lease are incorporated in this Lease by this reference, and if there is any conflict with the rest of this Lease, the riders will control. The submission of this Lease to Tenant or its broker, agent or attorney for review or signature is not an offer to Tenant to lease the Premises or the grant of an option to lease to Premises. This Lease will not be binding unless and until it is executed and delivered by both Landlord and Tenant. This Lease is intended to be a completely "triple net" lease, unless specifically otherwise provided in this Lease.

     24.15  Cooperation.  Tenant will, at its expense, cooperate with
            -----------
Landlord in all respects in connection with this Lease, Landlord's ownership, operation, management, improvement, maintenance and repair of the Premises and the rest of the Project, and Landlord's exercise of its rights and obligations under this Lease. If necessary, this cooperation will include, without limitation, moving machinery and equipment within the Premises and allowing Landlord sufficient space within the Premises to enable Landlord to perform any work that Landlord has the right or is required to perform under this Lease.

     24.16  Notices.  All notices, demands or communications required or
            -------
permitted under the Lease (the "Notices") will be in writing and personally or electronically delivered, or sent by certified mail, return receipt requested, postage prepaid. Notices to Tenant will be delivered to the address for Tenant in Section 1.1. Notices to any one or more of the individuals comprising Tenant will be deemed Notices to all of those individuals. Notices to Landlord will be delivered to the addresses for Landlord in Section 1.1. Notices will be effective on the earlier of: delivery; or, if mailed, three (3) days after they are mailed in accordance with this Section.

     24.17  Security Deposit.  On the execution of this Lease, Tenant will
            ----------------
deposit the Security Deposit with Landlord as security for the performance of Tenant's obligations. If Tenant fails to perform its Lease obligations as required, Landlord may, but will not be obligated to, apply all or any part of the Security Deposit for the payment of any amounts due or any other Liabilities which Landlord may incur. If any part of the Security Deposit is so applied, Tenant will, within five (5) days after written demand, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its previous amount. Landlord need not keep the Security Deposit separate from its general funds, and Tenant will receive interest on the unapplied Security Deposit at a rate per annum equal to the rate payable from time to time by the Bank of America at its main San Francisco branch on passbook savings accounts, payable at the end of each Lease Year. If Tenant complies with all of the provisions of this Lease, the unused portion of the Security Deposit will be returned to Tenant after the end of this Lease and the surrender of possession of the Premises to Landlord in the condition required.

     24.18  Other Defined Terms.
            -------------------

            (a) "Affiliates" means: partners, directors, officers, shareholders, agents, employees, parents, subsidiaries, affiliated parties, invitees, customers, licensees, concessionaires, contractors, subcontractors, successors, assigns, subtenants, and representatives. However, where Tenant under this Lease releases Landlord's Affiliates from Liabilities, Tenant will not be deemed to have released Landlord's contractors and subcontractors if such parties are completely independent from Landlord and otherwise are not Affiliates of Landlord.

            (b) "Laws" means: laws, codes, decisions, ordinances, rules, regulations, licenses, permits, and directives of governmental and quasi-governmental officers, including, without limitation, those relating to building and safety, fire prevention, health, energy conservation, Hazardous Substances and environmental protection.

            (c) "Liabilities" means: all costs, damages, claims, injuries, liabilities and judgments, including, without limitation, attorneys' fees and costs (whether or not suit is commenced or judgment entered).

            (d) "Systems and Equipment" means: all HVAC, plumbing, mechanical, electrical, lighting, water, gas, sewer, safety, sanitary and any other utility or service facilities, systems and equipment, and all pipes, ducts, poles, stacks, chases, conduits and wires.

25.  HAZARDOUS SUBSTANCES.
     --------------------

     Without limiting the generality of any portion of this Lease, Tenant and its Affiliates will:

            (a) Not store, handle, transport, use, process, generate, discharge or dispose of any hazardous, toxic, corrosive, dangerous, explosive, flammable or noxious substances, gasses or waste, whether now or hereafter defined under any Laws or otherwise (collectively, "hazardous substances"), from, in or about the Premises or the rest of the Project, or create any release or threat of release of any hazardous substances, nor permit any of the foregoing to occur. If any of the foregoing occur, or if Landlord in good faith believes that any of the foregoing have occurred or are likely to occur or that Tenant and its Affiliates are not complying fully with the requirements of this Article, in addition to any other rights and remedies of Landlord, Tenant and its Affiliates immediately will cease the acts or omissions and in addition to any other rights and remedies (all of which are cumulative), at Landlord's request Tenant will take such actions as may be required by Laws and as Landlord may direct to cure or prevent the problem. Tenant and its Affiliates will comply fully with all Laws and insurance requirements in connection with or related to hazardous substances, whether now or hereafter existing, including, without limitation, CERCLA, SARA, RCRA, TSCA, CWA, Chapter 21E of Massachusetts General Laws and any other Laws promulgated by the EPA, OSHA or Commonwealth of Massachusetts.

          (b) Immediately pay, and indemnify Landlord for and hold Landlord harmless from, all Liabilities in connection with or arising directly or indirectly from hazardous substances or any breach by Tenant or its Affiliates of their obligations in this Article, including, without limitation, the costs of any of the following, whether required by Landlord, applicable Laws or insurance requirements or otherwise: any "response actions" or "responses"; any surveys, "audits", inspections, tests, reports or procedures deemed necessary or desirable by Landlord or governmental or quasi-governmental authorities to determine the existence or scope of any hazardous substances or Tenant's compliance with this Article, and any actions recommended to be taken in connection therewith; compliance with any applicable Laws and insurance requirements; any requirements, directives or plans for the prevention, containment, processing, storage, clean-up or disposal of hazardous substances; the release and discharge of any resulting liens; and any other injury or damage. On the expiration or earlier termination of this Lease, Tenant will leave the Premises free of hazardous substances.

          (c) Immediately deliver to Landlord copies of any notices, information, reports, and communications of any type received or given in connection with hazardous substances, including, without limitation, notices of violation and settlement actions from or with governmental or quasi-government authorities, reports from Tenant's engineers or consultants, and the results of any analyses conducted by or for Tenant. Tenant specifically grants Landlord the right to participate in all discussions and meetings regarding actual or potential violations, settlements or abatements.

Tenant's failure to comply with the requirement of this Article will be a material default under this Lease. All of Tenant's obligations under this Article will survive the expiration or earlier termination of this Lease.

     IN WITNESS WHEREOF, intending to be legally bound, each party has executed this Lease as a sealed instrument as of the date first set forth above on the date specified below next to its signature.

                                   "LANDLORD"

                                        ANDOVER MILLS REALTY
                                        LIMITED PARTNERSHIP, a
                                        Massachusetts limited partnership

Executed:  October 1, 1993              By:  Niuna-Andover, Inc., a
                                             Massachusetts corporation,
                                             general partner
WITNESS:
Josephine A. Uszynski                   By: /s/ Martin Spaggat
- ---------------------                      -------------------------
Name Printed:                                    Name:  Martin Spaggat
                                                 Its:   Vice President

                                        By:  CIIF Associates, a Massachusetts
                                             partnership, general partner

                                             By:   Copley Advisors, Inc., a
                                                   Massachusetts corporation,
                                                   managing general partner
WITNESS:
 Thomas W. Mazza                                   By:  /s/ Charles A. Valentino
- ---------------------                                 --------------------------
Name Printed:                                         Name: Charles Valentino
Thomas W. Mazza                                       Its: Managing Director

                                    "TENANT"

Executed: October 1, 1993                FTP SOFTWARE, INC.,
                                         a Massachusetts corporation
WITNESS:
    /s/ Edward J. Rosner                 By:  /s/ Robert W. Goodnow, Jr.
  ---------------------------               --------------------------------
Name Printed:                               Name:  Robert W. Goodnow, Jr.
Edward J. Rosner                            Title:  Vice President, Finance
                                            Authorized Signatory

                                  EXHIBIT "A"
                               PROJECT SITE PLAN

                             EXHIBIT "A" CONTINUED
                               PROJECT SITE PLAN

                                  EXHIBIT "B"
                                  -----------
                                    PREMISES
                                  BUILDING 100
                                  FIFTH FLOOR

                                  EXHIBIT "B"
                                  -----------
                             EXPANSION OPTION SPACE
                                  BUILDING 100
                                  SECOND FLOOR

                                  EXHIBIT "B"
                                  -----------
                             EXPANSION OPTION SPACE
                                  BUILDING 100
                                  FIRST FLOOR

                                  EXHIBIT "C"

                                   WORKLETTER

1.   General Conditions.
     ------------------

     1.1 Tenant and its contractors may have access to the Premises for the purpose of preparing the Premises for Tenant's occupancy at least sixty (60) days before Landlord's Work has been substantially completed, provided that such access does not interfere with or delay Landlord's Work. After any entry by Tenant or its contractors, all of Tenant's Lease obligations will be immediately effective except for the obligation to pay base rent, Taxes, Landlord's insurance premium and Operating Costs. All construction, materials, services, licenses, approvals, costs, installations and equipment to or for the Premises other than Landlord's Work are called "Tenant's Work," and will be performed by Tenant at Tenant's sole cost and in a good and workmanlike manner and subject to the rest of the terms of this Lease. Tenant will not interfere in any way with Landlord's Work, whether in connection with Tenant's Work or otherwise. If Landlord's Work is delayed or made more expensive due to: any act or omission of Tenant or its Affiliates (including, without limitation, any delay of or failure to complete Tenant's Work, any requested or required changes to the Final Plans agreed to by Landlord, or any failure or delay in submitting plans, specifications, drawings, requirements, information or approvals, or changes or inaccuracies in any of the foregoing), then Tenant will be responsible for the delays and additional cost, Landlord's Work will be deemed substantially completed when it would have been completed but for the delays (and at minimum any delays will be subtracted from the date of actual substantial completion in determining when substantial completion will be deemed to have occurred), and Tenant will pay any additional cost to Landlord as additional rent within fifteen (15) days after receipt of Landlord's bill. Within ten (10) days after Landlord's request, Tenant will execute and deliver to Landlord a certificate confirming the date of substantial completion of Landlord's Work. Tenant's certificate is for purposes of confirmation only and will not affect the actual date of substantial completion.

     2.1 The rest of this Workletter is attached and is incorporated herein by this reference.

                                  EXHIBIT "C"
                                  -----------

                             100 BRICKSTONE SQUARE
                             ---------------------
                             ANDOVER, MASSACHUSETTS
                             ----------------------
            LANDLORD/TENANT SPLIT OF WORKLETTER RESPONSIBILITIES FOR
            --------------------------------------------------------
                               FTP SOFTWARE, INC.
                               ------------------
                                  FIFTH FLOOR
                                  -----------
                               September 29, 1993
                               ------------------
                          Corrected September 30, 1993
                          ----------------------------
                                PROJECT 93677.00

B.1.0 GENERAL
- -------------

     The Workletter is intended to show the division between Landlord's Work (the Base Building described below) and Tenant work. Tenant's Work includes any work not described under the Base Building heading below, and any changes, additions or deletions to Landlord's Work requested by Tenant. All descriptions of the split between the Landlord's versus the Tenant's responsibilities with regard to HVAC, electrical, fire suppression, life safety and plumbing are for the purpose of allocating cost and installation responsibilities. The Landlord will specify, purchase, install and balance all installations listed under the Base Building Heading. In order to insure a coordinated system, the remaining systems that are to be specified and installed by the Tenant must be approved by the Landlord, as must any modifications or additions to the Base Building systems. Tenant is solely responsible for paying and performing Tenant's Work. However, Landlord reserves the right to install Tenant's Work (at Tenant's cost) if it connects to or affects Landlord's Work or any code-related or life-safety-related work.

     Tenant may request that Landlord contract for all or a part of a Tenant's Work. If Landlord agrees, this work will be deemed to be part of Tenant's Work and not part of Landlord's Work, and will be done at Tenant's Sole cost, risk and liability and Landlord will have no cost, risk or liability. Landlord will not be required to advance any funds for this work and at Landlord's request Tenant will advance, or pay to Landlord within seven days after receipt of bills, all costs (whether "hard" or "soft" costs) incurred or which may be due in connection with this work, including without limitation, costs for permits, design, drawing, architectural, engineering and drafting services, contractors overhead and profit, labor, materials and ten percent (10%) of hard and soft costs to Landlord for Landlord's supervision, coordination and involvement. Tenant will indemnify and hold Landlord harmless from all damages, claims and liabilities in connection with this work.


BASE BUILDING                                    TENANT
- -------------                                    ------
B.2.0. SITE IMPROVEMENTS
- ------------------------

1.     Landlord will identify assigned
       parking spaces.

       Landlord will prominently display
       Tenant's name on an existing brick
       and stone building directory
       monument.

B.3.0. STRUCTURE
- ----------------

1.     Landlord is responsible for any
       modifications to the Base Building
       structural system due to Base
       Building construction and
       improvements.

B.4.0. DEMOLITION
- -----------------

1.     Landlord will prepare the Tenant's
       space for the Landlord's work and
       for Tenant fit-up as designed.

B.5.0. BUILDING EXTERIOR
- ------------------------

1.     No work required except for Base
       Building items such as demolition,
       mechanical exhausts, fresh air
       intakes, mechanical and electrical
       penetrations.

B.6.0. HVAC (Central)
- -----------

1.     All existing central equipment            1.  All special Tenant HVAC
       serving the Tenant but not within             equipment required for
       the Tenant's usable area, including           non-typical Tenant cooling
       existing:                                     loads except as defined
                                                     under Base Building.


BASE BUILDING                                    TENANT
- -------------                                    ------
     -  Boiler and associated circulating        2.  All special ventilation and
        pumps in ground floor mechanical             exhaust requirements related to
        room.                                        Tenant occupancy uses such as
                                                     mentioned in the previous paragraph
     -  Controls associated with the                 except as defined under Base Building.
        operation of the central
        heating equipment.                       3.  Any special Tenant related
                                                     systems or equipment such as special
                                                     controls, climate control
                                                     (humidification), etc.

                                                 4.  All modifications to the system
                                                     including ducted returns or other
                                                     upgrades to the system to eliminate
                                                     the need for rated data/communication
                                                     cable above the ceiling.

B.7.0. HVAC (Tenant)
- -----------

1.   HVAC system in the Tenant area, as
     further defined by the attached
     Schedule of Tenant Workletter
     Quantities, including:

     -  Distribution ductwork and diffusers,
        all installed in Landlord-
        provided acoustical ceiling system.

     -  HVAC controls in the Tenant area as
        necessary for the Landlord-
        provided system.

     -  Plenum ceiling and/or open area
        return air provisions.

     -  Exhaust fans and ductwork for toilet
        rooms.

     -  New fresh air system.

BASE BUILDING                                                         TENANT
- -------------                                                         ------
     -  New smoke exhaust fans.

B.7.0. HVAC (Tenant)
- -----------

2.   Landlord to provide HVAC equipment
     for Tenant's computer/telephone room.
     Equipment to be a Liebert Challenger
     unit (size 5 to 7 1/2 tons) with
     rooftop condensing unit.

3.   Landlord to provide a building
     automation system for the control of
     Landlord-provided equipment including
     air handling units and fin tube radiation control valves. System to be expandable to allow for control of devices in Tenant's 75,000 sq. ft. expansion "option" space. Building automation system will also monitor temperatures in various areas of the Tenant's space. Approximately 3 sensors in each air handling unit zone may be installed.

4.   Landlord to provide baseboard heating
     system at the perimeter of the Tenant's
     space with zoned controls as required by design.

5.   Landlord to provide transfer air grills
     with acoustical baffles at all locations where partitions are constructed to underside of structure. Areas to include Training Rooms, Conference Rooms, and offices of Vice President and Directors.

BASE BUILDING                                    TENANT
- -------------                                    ------

HVAC NOTES
- ----------

1.   HVAC systems will be designed to meet the following criteria:

     - Cooling and ventilation capacity sufficient to meet accepted design standards for the following:

          a.   A density of one occupant per 150 gross usable square feet.

          b. Total Tenant electrical loads of 6 watts per square foot for lighting and convenience power.

          c. One thermostat control per 2500 s.f. of Tenant usable floor area. Additional control zones will be the Tenant's responsibility.

          Comfort Conditions:

          a. Summer - maintain indoor condition 76F, 56% rh at 90 F db/75 outdoors.

          b.   Winter - maintain indoor temperature of 72 F at 10 F outdoors.

2. Landlord is to provide the basic HVAC distribution and control system as required by the Tenant Space Plan designed by H.F. Lenz Company and approved by Tenant. Final definition of the scope of this work will be determined once the Tenant has approved the space plan.

BASE BUILDING                                    TENANT
- -------------                                    ------
B.8.0. ELECTRICAL
- -----------------

1.   All central electrical equipment and        1.  All electrical provisions required to
     distribution including the following:           fit-up the Tenant area other than
                                                     that provided by the Landlord, as
     -  2,500 KVA pad-mounted exterior               defined herein.
        transformer.
                                                 2.  Tenant is also responsible to make
     -  480/277V service entrance.                   arrangements with the Massachusetts
                                                     Electric Company for an electric
     -  4,000A main switchgear.                      service contract.

     -  480V four wire electrical riser in       3.  Tenant will provide data and
        conduit.                                     telephone wiring and connections for
                                                     Tenant's systems.
     -  400 amp breaker panel and a 120/208V
        step down transformer for Tenant
        power, to be located in an electrical
        closet within the Tenant's demised
        premises.

     -  Provisions for a Tenant electrical
        meter (to be installed in the
        electrical meter room by Massachusetts
        Electric Company at the request of the
        Tenant.

     -  Emergency power as necessary for
        emergency lighting systems required by
        code such as, stair and exit way lighting and emergency lighting within the
        Tenant space.

     -  Lighting and power as required for all
        central equipment rooms, elevators, main lobby, exterior lighting, typical floor elevator lobbies, exit ways, stair towers, etc. These common areas will

BASE BUILDING                                    TENANT
- -------------                                    ------
        be metered and controlled from the
        house meters and control panels
        respectively.

2.   Landlord will provide all raceways for
     data and telephone systems including
     conduit within partitions and all
     junction boxes.

3.   Landlord will provide all special and
     dedicated power circuits and special
     lighting and dimmers as designed by H.F.
     Lenz Company.

4.   Landlord will assist the Tenant with
     ordering the required electrical meter
     and service contract.

B.9.0. FLOORING
- ---------------

1.   Landlord will provide direct                1.  All special flooring in Tenant
     glue-down carpet (or sheet vinyl or             areas in excess of the carpet
     VCT of comparable value) with                   allowance amount, not including
     integral pad over repaired/existing             carpet tiles.
     floors in those areas requiring
     carpeting of floor covering within
     the Tenant's demised premises.  The
     Landlord allowance for Tenant floor
     coverings is $18.00 per square yard
     including taxes and installation.
     The allowance applies to all demised
     areas except the storage area.

2.   At the storage area, the Landlord
     will provide V.C.T. and base only.

3.   Landlord will furnish and install
     vinyl or rubber base or bound edge
     carpet base for all partitions and
     columns as selected by Tenant.

BASE BUILDING                                    TENANT
- -------------                                    ------
4.   Landlord will provide smooth, sound
     floors ready to receive specified
     floor coverings exclusive of the
     allowance.

5.   In addition, Landlord will provide
     accent carpet and borders as designed
     in common, executive, entry areas,
     main corridors, and training rooms.

6.   In addition, Landlord will provide
     low-static carpet tiles (Milliken
     Colorbond/Colorvision) in the computer/
     telephone room.

B.10.0 CEILINGS
- ---------------

1.   Landlord will provide building standard
     ceilings for the areas requiring ceilings within the Tenant's demised space in a regular grid "open-plan" configuration.
     Tenant is to layout his partitions
     accordingly.  Ceilings to be at
     approximately 10'x/- throughout space
     except for soffited areas required to
     accommodated ductwork, utilities, and areas designed with soffits and fascias.

2. Landlord will provide 15/16" standard face suspension system with regular edge tiles throughout the Tenant space except in the storage area. Building standard tiles to be Armstrong Second Look.

3.   Landlord will leave all areas above the
     ceiling open to the underside of

BASE BUILDING                                    TENANT
- -------------                                    ------
     the structure above, except where full
     height partitions are shown.

4.   Landlord will construct bulkheads as
     required to conceal distribution
     ductwork.

5.   At the storage room, the Landlord will
     paint the concrete floor deck above.
     No ceiling will be provided.

6.   Landlord will provide special ceilings
     as designed in the training rooms.

B.11.0. WALLS AND PARTITIONS
- ----------------------------

1.   Core walls on single Tenant floors
     will be taped, spackled, and prime and
     finish painted.  Tenant demising walls
     and interior surface of exterior walls
     will be taped, spackled, and prime painted with one finish coat.

2.   Landlord will install all non-moveable
     ceiling height partitions within the
     Tenant's space as required by the Tenant
     Space Plan, but not in excess of the
     limitations of the attached Schedule of
     Tenant Workletter requirements.

3. In open plan area, Landlord will construct half-height (60" high maximum) walls to receive Tenant moveable furniture system partitions. Distribution of power and telephone/data to workstations will be through these partitions. However, Tenant cannot design

BASE BUILDING                                    TENANT
- -------------                                    ------
     half-height partitions in lieu of
     moveable furniture system.

4.   Landlord will tape, spackle, prime and
     provide one finish coat on all
     partitions installed as part of the
     Landlord's Base Building obligations.

5.   Landlord will provide, tape, spackle,
     prime, and Polomyx 6000 Series where
     designed not to exceed the amount specified in the Workletter quantities.

6. In addition, the Landlord will build all walls for training rooms, conference rooms, and executive areas including special acoustical treatment as designed.

7.   Landlord will build the standard tenant
     partition with 5/8" drywall each side of steel studs with acoustical insulation.
     Training rooms, conference rooms, and Vice
     President and directors' offices to be
     constructed with 2 layers 5/8" drywall each side of steel studs with acoustical insulation, built to underside of structure.

8. Landlord to provide column capital detail similar to Marshall's, Brickstone Square, including painted drywall, soffit, fascia, and returns and acoustic ceiling tile.

B.12.0 DOORS
- ------------

BASE BUILDING                                    TENANT
- -------------                                    ------
1.   Landlord to furnish and install all         Tenant to furnish and install all interior
     main building entries and exit doors and    door frames and hardware within the
     building perimeter, all core areas doors,   demised Tenant area other than those
     and doors to mechanical areas.              provided by the Landlord as mentioned in
                                                 the Base Building provisions.  Tenant
2.   Landlord to furnish and install 3' -0" x 7" doors, frames, and hardware to be the same
     - 0" high red oak veneer solid core wood    specification as those provided by the
     doors (with hardware 26D finish) within     Landlord unless otherwise approved by the
     the Tenant's demised premises, as required  Landlord.
     by the Tenant Space Plan, subject to
     submittal and approval of Tenant's space
     plan by the Landlord, and subject to the
     limitations of the attached Schedule of
     Tenant Workletter Quantities.

3. Landlord to furnish and install acoustical seals and door bottoms at training and conference room doors.

B.13.0. SPECIALTIES
- -------------------

1.   Landlord to furnish and install core area   1.  Tenant is responsible for all Tenant
     signage for all floors.                         specific identification signs,
                                                     directories, etc.
B.14.0. SPECIAL LANDLORD CONSTRUCTION
- --------------------------------------

1.   Landlord will provide a transparent         1.  With the exception of training and
     finished hardwood framed 2-leaf suite           conference rooms, Tenant to provide
     entrance door with glass sidelights on          and install special lighting fixtures
     both sides.                                     or fixture quantities in excess of
                                                     Workletter quantity allowance.
2.   Landlord will provide glass sidelights
     at the rate of one per office with          2.  Tenant to provide and install all
     vertical blinds.                                laboratory equipment, fixtures,
                                                     worksurfaces, etc.

BASE BUILDING                                    TENANT
- -------------                                    ------
*3.  Landlord will provide built-in              3.  Tenant to provide and install Tenant
     casework for a reception counter, 2             specific security system.
     full kitchens including appliances,
     and three kitchenettes.

4.   Landlord will provide a directory that
     will list Tenant's located within
     Building 100.

5.   Landlord to provide three-hour rated
     gypsum drywall enclosed record
     storage area.  Record storage to be
     further protected by building standard
     sprinkler system.  Floor finishes to be
     V.C.T. within this area.  Ceiling to be
     exposed painted concrete floor slab.
     Light fixtures to be hung from structural slab.

6. Landlord will provide millwork, chair rails, accent trim in common areas, conference and training rooms as designed and detailed.

7. All electrical and mechanical quantities and locations to be as designed by H.F. Lenz Co., Inc. and approved by FTP Software, Inc.

8. Landlord will provide a cable tray system as designed and detailed at locations shown on the drawings. Cable tray system to be suspended from overhead structure and be mounted below ceilings.

*Corrected September 30, 1993

BASE BUILDING                                    TENANT
- -------------                                    ------

9.   Landlord will provide code complying
     core toilet rooms for each sex.

BASE BUILDING                                    TENANT
- -------------                                    ------
PART C - SCHEDULE OF TENANT WORKLETTER QUANTITIES
- -------------------------------------------------

HVAC Thermostats (with protective covers)        - 1/2500 SF Usable
HVAC Diffusers                                   - 1/300 SF Usable
Lighting Fixtures                                - 1/100 SF Usable
                                                 - Tenant may substitute recessed
                                                        incandescent light fixtures for
                                                        building standard light fixtures at
                                                        locations of the Tenant's choice.
Lighting Switches                                - 1/Room, plus
                                                   1/2000 SF Usable Open Area
Convenience Outlets                              - As designed
Sprinkler Heads                                  - As required by code
Smoke Detectors                                  - As required by code
Speakers                                         - As required by code
Carpet and/or VCT                                - Full Coverage
Ceilings and/or painted exposed structure        - Full Coverage
Interior Partitions                              - 100 l.f./1000 SF
Suite Doors                                      - 1 (2 leafs w/side lights)
                                                        including three pr. butts, mortise
                                                        lockset, dummy pulls, flush bolts,
                                                        closer.
Interior Doors                                   - 1/30 Ft. of partition allowance
                                                            including 1-1/2 pr. butts,
                                                            passage set and doorstop.
                                                 - Tenant may substitute up to 25% of the
                                                        door allowance with locksets.
Special Prime and Paint (Polomyx 6000 Series)    - 30,000 SF surface area
Dedicated Outlets                                - As designed
Transom Glass in Partitions                      - 25 LF/1000 SF rentable
      (above door height)
      (drywall framed, butt joint glass)

                                  EXHIBIT "D"

                                   BASE RENT


                     Annual Base Rent
                    -------------------
Lease Year          Per Rentable Square
- ----------          -------------------
                     Foot in Premises
                    -------------------
    1                   $ 9.61

    2                     9.61

    3                    10.99

    4                    10.99

    5                    10.99

    6                    11.45

    7                    11.45

    8                    11.45

    9                    11.45

NOTE: THE BASE RENT RATES ABOVE APPLY TO OFFER SPACE LEASED ONLY AS PROVIDED IN ARTICLE 27.

          *THE BASE RENT FOR THE 9TH LEASE YEAR WILL BE PAYABLE ONLY THROUGH AND UNTIL THE EXPIRATION OF THE INITIAL TERM.

                                  EXHIBIT "E"
                             RULES AND REGULATIONS


1. Fire exits and stairways are for emergency use only, and they shall not be used for any other purposes. Tenant shall not encumber or obstruct, or permit the encumbrance or obstruction of or store or place any materials on any of the sidewalks, plazas, entrance, corridors, elevators, fire exits or stairways of the Project. The Landlord reserves the right to control and operate the public portions of the Project and the public facilities, as well as facilities furnished for the common use of the tenants, and access thereto, in such manner as it deems best.

2. The cost of repairing any damage to the public portions of the Project or the public facilities or to any facilities used in common with other tenants caused by Tenant or its Affiliates shall be paid by Tenant.

3. Any person whose presence in the Project at any time shall, in the judgment of the Landlord, be prejudicial to the safety, character, reputation and interests of the Project or its tenants may be denied access to the Project or may be ejected therefrom. In case of invasion, riot, public excitement or other commotion the Landlord may prevent all access to the Project or the Building during the continuance of the same, by closing the doors or otherwise, for the safety of the tenants and protection of property. The Landlord shall in no way be liable to any tenant for damages or loss arising from the admission, exclusion or ejection of any person to or from Tenant's premises or the Project under the provisions of this rule.

4. No awnings or other projections over or around the windows shall be installed by Tenant and only such window blinds as are permitted by the Landlord shall be used in Tenant's premises.

5. Hand trucks shall not be used in any space, or in the public halls of the Building in the delivery or receipt of merchandise, except those equipped with rubber tires and side guards. Tenant shall repair all damage to floors both in the Premises and the Common Area caused by its use of material-handling equipment and, if requested by Landlord, Tenant shall install at its expense suitable floor covering to protect the floors and shall remove such floor covering (and repair any damage caused by the removal) at its expense at the expiration or earlier termination of this Lease. All air compressors, electric motors and other machinery and equipment shall be shock-mounted so as not to transmit vibrations.

6. All entrance doors in Tenant's premises shall be kept locked when Tenant's premises are not in use. Entrance doors shall not be left open at any time. All windows in Tenant's premises shall be kept closed at all times and all blinds therein above the ground floor shall be lowered when and as reasonably required because of the position of the sun, during the operation of the air conditioning system to cool or ventilate the Tenant's premises.

7. Nothing shall be done or permitted in Tenant's premises which would impair or interfere with any of the Systems or Equipment or the proper and economic servicing of the Building or the Premises, or the use or enjoyment by any other tenant of any other premises, nor shall there be installed by Tenant any Systems or Equipment or other equipment of any kind which, in Landlord's judgment, could result in such impairment or interference. If necessary in Landlord's judgment, Landlord may install, relocate, remove, use, maintain, repair and replace Systems and Equipment within or serving the Tenant's premises or other parts of the Project, and perform other work and alterations within the Tenant's premises. No dangerous, inflammable, combustible or explosive object or material shall be brought into the Building by Tenant or with the permission of Tenant.

8. Whenever Tenant shall submit to Landlord any plan, agreement or other document for Landlord's consent or approval, such tenant agrees to pay Landlord as additional rent, on demand, a processing fee in a sum equal to the fees of any architect, contractor, engineer and attorney employed by Landlord to review said plan, agreement or document. Within fifteen (15) days after Landlord's request from time to time, Tenant shall deliver to Landlord Tenant's financial statements, including a balance sheet, income statements and bank references.

9. No acids, vapors hazardous or other materials shall be discharged or permitted to be discharged into the waste lines, ducts, vents or flues which may damage them or any other portions of the Building or the Project. The water and wash closets and other plumbing fixtures in or serving any tenant's premises shall not be used for any purpose other than the purpose for which they were designed or constructed, and no sweepings, rubbish, rags, acids or other foreign substances shall be deposited therein. All damage resulting from any misuse of the fixtures shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees, shall have caused the same.

10. No signs, advertisements, notice or other lettering shall be exhibited, inscribed, painted or affixed by Tenant on any part of the outside or inside the premises or the Building without the prior written consent of Landlord. The Tenant shall cause the exterior of any permitted sign to be kept clean, properly maintained and in good order and repair throughout the term of its lease. In the event of the violation of the foregoing by Tenant, Landlord may remove the same without any liability, and may charge the expense incurred by such removal to Tenant. Landlord shall have the right to prohibit any advertising by Tenant which impairs the reputation of the Building or the Project, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

11. Tenant's employees shall not loiter around the hallways, stairways, elevators, front, roof or any other part of the Building used in common by the occupants thereof.

12. If the premises become infested with vermin, Tenant, at its sole cost and expense, shall cause its premises to be exterminated, from time to time, to the satisfaction of Landlord, and shall employ such exterminators therefor as shall be approved by Landlord.

13. All movers used by Tenant shall be appropriately licensed and shall maintain adequate insurance coverage (proof of such coverage shall be delivered to Landlord prior to movers providing service in and throughout the Building). Tenant shall protect the premises and the rest of the Building from damage or soiling by Tenant's movers and contractors and shall pay for extra cleaning or replacement or repairs by reason of Tenant's failure to do so.

14. The premises shall not be used for lodging or sleeping or for any immoral or illegal purposes.

                                  EXHIBIT "F"
                             BANKRUPTCY PROVISIONS


     This Article is incorporated into the Lease as Article 23:

23.  BANKRUPTCY OR INSOLVENCY.

23.1 Tenant's Interest Not Transferable.  Neither Tenant's interest in this
     ----------------------------------
     Lease nor any estate hereby created in Tenant nor any interest herein or therein will pass to any trustee or receiver or assignee for the benefit of creditors or otherwise by operation of law except as may specifically be provided pursuant to the Bankruptcy Code, 11 U.S.C. Section 101 et seq. (the "Bankruptcy Code").

23.2 Default and Termination.  If:
     -----------------------

     (a) Tenant or Tenant's Guarantor, if any, or its executors, administrators, or assigns, will generally not pay its debts as they become due or will admit in writing its inability to pay its debts, or will make a general assignment for the benefit of creditors; or

     (b) Tenant or Tenant's Guarantor, if any, will commence any case, proceeding or other action seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property; or

     (c) Tenant or Tenant's Guarantor, if any, will take any corporate, partnership or other action to authorize or in furtherance of any of the actions set forth above in subsection (a) or (b); or

     (d) Any case, proceeding or other action against Tenant or Tenant's Guarantor, if any, will be commenced seeking to have an order for relief entered against it as debtor, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, and such case, proceeding or other action: results in the entry of an order for relief against it which is not fully stayed within seven (7) business days after the entry thereof; or remains undismissed for a period of forty-five (45) days, then it will be a default hereunder and this Lease and all rights of Tenant hereunder will automatically cease and terminate as if the date of such event were the original expiration date of this Lease and Tenant will vacate and surrender the Premises but will remain liable as herein provided.

23.3 Rights and Obligations Under the Bankruptcy Code.
     ------------------------------------------------

     (a) Upon the filing of a petition by or against Tenant under the Bankruptcy Code, Tenant, as debtor and as debtor in possession, and any trustee who may be appointed agree as follows: (i) to perform all obligations of Tenant under this Lease, including, but not limited to, the covenants regarding the operations and uses of the Premises until such time as this Lease is either rejected or assumed by order of the United States Bankruptcy Court; (ii) to pay monthly in advance on the first day of each month as reasonable compensation for use and occupancy of the Premises an amount equal to all Monthly Minimum Rental and other rent otherwise due pursuant to this Lease; (iii) to reject or assume this Lease within sixty (60) days of the filing of a petition under any Chapter of the Bankruptcy Code or under any Law relating to bankruptcy, insolvency, reorganization or relief of debtors (any such rejection being deemed an automatic termination of this Lease); (iv) to give Landlord at least thirty (30) days prior written notice of any proceeding relating to any assumption of this Lease; (v) to give at least thirty (30) days prior written notice of any abandonment of the Premises (any such abandonment being deemed a rejection and automatic termination of this Lease); (vi) to do all other things of benefit to Landlord otherwise required under the Bankruptcy Code or under any Law relating to bankruptcy, insolvency, reorganization or relief of debtors; (vii) to be deemed to have rejected this Lease in the event of the failure to comply with any of the above; and (viii) to have consent to the entry of an order by an appropriate United States Bankruptcy Court providing all of the above, waiving notice and hearing of the entry of same.

     (b) No default under this Lease by Tenant, either prior to or subsequent to the filing of such petition, will be deemed to have been waived unless expressly done so in writing by Landlord.

     (c) Included within and in addition to any other conditions or obligations imposed upon Tenant or its successor in the event of assumption and/or assignment are the following: (i) the cure of any monetary defaults and the reimbursement of pecuniary loss by the time of the entry of the order approving such assumption and/or assignment (pecuniary loss will include, without limitation, any attorneys fees and costs and expert witness fees incurred by Landlord in protecting its rights under this Lease, including representation of Landlord in any proceeding commenced under the Bankruptcy Code or under any Law relating to bankruptcy, insolvency, reorganization or relief of debtor); (ii) the deposit of an additional sum equal to three (3) months' base rent; (iii) the use of the Premises only as set forth in this Lease; (iv) the reorganized debtor or assignee of such debtor in possession or of Tenant's trustee demonstrates in writing that it has sufficient background including, but not limited to, substantial experience in operating businesses in the manner contemplated in this Lease and meet all other reasonable criteria of Landlord as did Tenant upon execution of this Lease; (v) meet all other criteria of 11 U.S.C. Section 365(b)(3); and (v) the prior written consent of any mortgagee to which this Lease has been assigned as collateral security; and (vi) the Premises at all times remains a single unit and no Alterations or physical changes of any kind may be made unless in compliance with the applicable provisions of this Lease.

     (d) Any person or entity to whom this Lease is assigned pursuant to the provisions of the Bankruptcy Code will be deemed without further act or deed to have assumed all of the obligations arising under this Lease on or after the date of such assignment. Any such assignee will upon demand execute and deliver to Landlord an instrument confirming such assumption.

23.4 Construction.  The terms of this Article will be in addition to, but not
     ------------
     exclusive of, any rights or remedies of Landlord in Article 22 and elsewhere in this Lease or otherwise available at law or in equity, and will not be deemed to limit Landlord, except as may be required by law.

                                    RIDER #1


26.  TENANT'S RIGHT TO TERMINATE.
     ---------------------------

     a. During the first five (5) Lease Years, Tenant will have the right to terminate this Lease on written notice to Landlord provided that the terms and conditions below and in the rest of this Article first are satisfied and complied with:

          i. At the time that Tenant exercises its termination right and at all times before the new termination date Tenant is not in default (and has not committed acts of omissions which would constitute a default with the passage of time or the giving of notice or both). Time is absolutely of the essence in connection with this termination right. This termination right is personal to the Tenant originally named in this Lease, and it may not be exercised by or for anyone else. If during the initial term Tenant Transfers any part of this Lease or the Premises (except for permitted subleases aggregating less than 13,200 square feet of rentable area), at Landlord's written election this termination right will lapse and become null and void, whether or not it has been exercised.

          ii. At the time that Tenant exercises its termination right Teleglobe Communications, Inc. or its successors or assigns are no longer leasing or occupying the space (the "Teleglobe Spare") at the project commonly known as North Andover Mills in North Andover, Massachusetts ("North Andover") which is currently leased by Teleglobe Communications, Inc. pursuant to a Lease dated April 1, 1992, as amended; and North Andover Mills Realty, the owner of North Andover, and Tenant have agreed on and have executed a final and binding lease (or a final and binding amendment of the existing Lease, dated November 19, 1991, between North Andover Mills Realty and Tenant, as amended) pursuant to which Tenant will lease the Teleglobe Space on terms agreeable to both parties. The parties acknowledge and agree that neither North Andover Mills Realty nor Tenant nor their successors or assigns are obligated in any way to agree to such a new lease or amendment.

          iii. All secured lenders at the Project grant their written consent to the termination of this Lease; Andover Mills Realty Limited Partnership or an entity affiliated with Niuna-Andover, Inc. or its current shareholders or officers owns the Project; and North Andover Mills Realty or an entity affiliated with Niuna-North Andover, Inc. or its current shareholders or officers owns the Teleglobe Space.

          iv. Together with its termination notice Tenant pays to Landlord in good funds the following amount: (A) an amount equal to three (3) months of base rent and additional rent at the rates that would have applied for the three (3)-month period after the exercise of Tenant's termination right; plus (B) an amount equal to all costs and expenses incurred by Landlord in connection with the tenant improvement portion of Landlord's Work (including, without limitation, designer's, architect's and engineer's fees, fees for permits and approvals, and fees paid to contractors and subcontractors) plus fees paid by Landlord for any brokerage commissions in connection with this Lease (including, without limitation, fees paid to Tenant's Broker and to Landlord's in-house brokers), plus interest on all of such costs at the rate of eight percent (8%) per annum from the date incurred, all multiplied by a fraction, the numerator of which is the number of months and partial months remaining in the Lease term when Tenant exercises its termination notice and the denominator of which is 101. (For example, if the remaining lease term is 3 years and 4 1/2 months when Tenant sends its termination notice, the fraction referred to above would be 40.5 = .40)
                                         ----
                                         101

     b. Provided that the terms and conditions in Section 26 (a) above have been satisfied and compiled with, Tenant will have the right to exercise its termination right by giving written notice to Landlord on or before the end of the fifth (5th) Lease Year, if those terms and conditions are satisfied and compiled with, this Lease will terminate and expire 30 days after all of the following have occurred: Tenant has occupied the Teleglobe Space for the conduct of its business, unconditionally accepted the Teleglobe Space by written notice to Landlord (except only for uncompleted items which Tenant must specify and acknowledge in its notice as being in the aggregate, minor punchlist items which do not affect the tenantability or Tenant's occupancy of the Teleglobe Space), Tenant acknowledges in writing that the rent commencement date for the Teleglobe Space has occurred, and Tenant has paid its first month's rent for the Teleglobe Space. Once tendered, the termination notice cannot be revoked unless otherwise agreed in writing by Landlord in its sole and arbitrary discretion.

27.  RIGHT OF FIRST OFFER.
     --------------------

     "Offer Space" means the unleased space in the Building designated as vacant by Landlord. During the first five (5) Lease Years, Tenant will have the right to lease the Offer Space on the following terms and conditions:

     a. Subject to the rest of this Article, before leasing all or any part of the Offer Space during the first five (5) Lease Years, Landlord will notify Tenant in writing of the rentable area of that part of the Offer Space and the base rent and term that Landlord will accept for that space. If Tenant wishes to exercise its right to lease that space, it must deliver an unconditional written notice of exercise to Landlord within twenty (20) days after receipt of Landlord's notice. Tenant may not lease less than the entire space offered. Unless otherwise agreed by Landlord and Tenant, the rentable area of each portion of the Offer Space (and any other space in the Premises) will be determined by Landlord's architects measurement of the area, determined by measuring from interior face of glass to interior of face of glass without deductions. Time is of the essence, and if Tenant does not exercise its rights as described above, its rights to lease that portion of the Offer Space will lapse and become null and void, except only as described in Subsection (d) below.

     b. Subject to the rest of this Article, if Tenant exercises its rights as described above, when Landlord tenders vacant possession of that portion of the Offer Space to Tenant it will become part of the Premises and the rentable area of the Premises will be increased by the rentable area of that portion, [***] the base rent for that space will be as described in Subsection (d) below, and if Tenant [***] exercises its right to lease any Offer Space after the second Lease Year, then the term of the Lease with respect to that Offer Space will be the greater of: the term set forth in Landlord's offer notice in Tenant; or the term of this Lease.

                    [***]
                    [***]
     c. These rights are personal to the Tenant originally named in this Lease and may not be exercised by or for any other Transferee or other person or entity. Whether or not these rights have been exercised, these rights will lapse and Tenant will have no rights in connection with any Offer Space if, before vacant possession of any Offer Space is tendered to Tenant, Tenant defaults or Transfers all or part of this Lease or the Premises (except for permitted subleases aggregating less than 13,200 rentable square feet). Tenant may not exercise any rights under this Article 27 unless and until it has first exercised its Expansion Option and leased the Expansion Space per Article 28. Tenant's rights in this Article are subject and subordinate to rights of first offer, option, expansion, extension, or similar rights that have been granted to the existing tenants in the Project (and their successors and assigns) as of the date of this Lease.

     d. The base rent per annum per square foot of rentable area for each part of the Offer Space will be the greater of: the base rent in Exhibit "D"; or the base rent per square foot in Landlord's initial notice for that space. However, as provided in the last sentence of Subsection (a) above, and subject to the rest of this Article 27, if Tenant fails to exercise its option with respect to that space, during the first five (5) Lease Years Landlord may not enter into any other lease for that space for an average net base rent per square foot which is less than eighty percent (80%) of the average net base rent per square foot specified in Landlord's initial notice without first reoffering that space to Tenant. The reoffered base rent per square foot will be equal to the greater of: the base rent as shown in Exhibit "D;" or that lesser base rent. If Tenant wishes to exercise its option it must do so as described in Subsection (a) above, and if it does not, Tenant's rights to lease that part of the Offer Space (as increased or decreased by up to twenty percent 20% of the usable space) will lapse and become null and void.

28.  EXPANSION OPTION.
     ----------------

     28.1 Expansion Option.  Landlord grants to Tenant one (1) option (the
          ----------------
"Expansion Option") to lease the Expansion Space on the same terms and conditions as this Lease (including Landlord's work), except as set forth below. "Expansion Space" means the space on the first floor of the Building, plus either Area A or Area B on the second floor of the Building as selected by Landlord, all as so designed in Exhibit "B". The Expansion Option can be exercised only by Tenant delivering unconditional written notice of exercise to Landlord at least six (6) months before and end of the first Lease Year. If for any reason Landlord does not actually receive this unconditional written notice of exercise when required, the Expansion Option will lapse and become null and void. The Expansion Option is granted to and may be exercised by Tenant on the express condition that, at the time of the exercise and at all times before vacant possession of the Expansion Space is delivered to Tenant, Tenant is not in default. TIME IS ABSOLUTELY OF THE ESSENCE. The Expansion Option is personal to the Tenant originally named in this Lease and may not be exercised by or for anyone else, and if Tenant Transfers any part of this Lease or the Premises (except for permitted subleases aggregating less than 13,200 square feet of rentable area) before the beginning of the Expansion Option term, at Landlord's election the Expansion Option will lapse and become null and void.

     28.2 Size of Expansion Space.  The parties agree that the Expansion Space
          -----------------------
for the first floor of the Building contains at least 41,557 square feet of rentable area, the Area A Expansion Space contains 33,609 square feet of rentable area, and the Area B Expansion Space contains 32,677 square feet of rentable area.

     28.3 Additional Terms.
          ----------------

          (a) Landlord will not incur Liabilities to Tenant if Landlord is unable to deliver vacant possession of any of the Expansion Space by the required date if due to the holdover of a previous tenant or force majeure, but if due to a holdover Landlord will diligently attempt to deliver vacant possession of that space as soon as reasonably possible, and Tenant's rights and obligations with respect to that space will commence as soon as Landlord delivers vacant possession.

          (b) When Landlord tenders vacant possession of any Expansion Space to Tenant, that space will become part of the Premises and the rentable area of the Premises will be increased by the rentable area of that Expansion Space.

          (c) Within fourteen (14) days after Tenant validly exercises its Expansion Option, Landlord will have the right, in its sole discretion, by written notice to Tenant, to cause either (but not both of) Area A or Area B on the second floor of the Building to become part of the Expansion Space to be leased by Tenant pursuant to the Expansion Option.

                                    RIDER #2

                                EXTENSION OPTION


     1. Landlord grants to Tenant one (1) option (the "Option") to extend the Lease Term for an additional term of five (5) years. There will be no further right to extend. The Option can be exercised only by Tenant delivering unconditional written notice of exercise to Landlord at least one (1) calendar year before the expiration of the initial term. If for any reason landlord does not actually receive this notice of exercise when required, the Option will lapse and become null and void and there will be no further right to extend the Lease term. The Option is granted to and may be exercised by Tenant on the express condition that, at the time of the exercise and at all times before the beginning of the Option period, Tenant is not in default (and has not committed acts or omissions which would constitute a default with the passage of time or the giving of notice or both). TIME IS ABSOLUTELY OF THE ESSENCE.

     2. The Option is personal to the Tenant originally named in this Lease, and it may not be exercised by or for anyone else. If during the initial term Tenant transfers any part of this Lease or the Premises (except for permitted subleases aggregating less than 13,200 square feet of rentable area), at Landlord's written election this Option will lapse and become null and void, whether or not it has been exercised. The base rent for each Lease Year of the Option period will be increased to the levels as set forth below:

              Lease Year       Annual Base Rent Per Rentable
             ------------      -----------------------------
          During Option Term      Square Foot in Premises
          ------------------      -----------------------
                  1                        $12.89

                  2                         12.89

                  3                         14.38

                  4                         14.38

                  5                         14.38